Exhibit 10.1

Execution

FIRST AMENDMENT

FIRST AMENDMENT, dated as of September 28, 2022 (this “Amendment”), to the Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021 (the “Credit Agreement”), among DOMINION ENERGY, INC., a Virginia corporation, VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia corporation, QUESTAR GAS COMPANY, a Utah corporation, and DOMINION ENERGY SOUTH CAROLINA, INC., a South Carolina corporation (each of the above, individually, a “Borrower” and collectively, the “Borrowers”), the several banks and other financial institutions from time to time parties to this Credit Agreement (each a “Lender” and, collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”), and the other agents party thereto.

W I T N E S S E T H:

WHEREAS, the Borrowers and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the parties have agreed to certain amendments to the Credit Agreement as set forth herein; and

WHEREAS, the Lenders are willing to consent to the requested amendments as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2. Amended Credit Agreement. Effective as of the First Amendment Effective Date (as defined below), the Credit Agreement, including all exhibits and schedules thereto, shall be amended to read in its entirety as set forth in Exhibit A to this Amendment (as so amended, the “Amended Credit Agreement”).

3. Effectiveness. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the “First Amendment Effective Date”):

(a) The Administrative Agent shall have received a counterpart of this Amendment duly executed and delivered by each Borrower and the Lenders.

(b) No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date.

4. Miscellaneous.

(a) Representation and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

(i) As of the First Amendment Effective Date, and after giving effect to this Amendment, each of the representations and warranties made by each Borrower in or pursuant to the Credit Documents is true and correct in all material respects as if made on and as of such date (it being understood and agreed that any representation or warranty that by its terms is made as of a specific date shall be required to be true and correct in all material respects only as of such specified date); provided, that any such representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(ii) No Default or Event of Default has occurred and is continuing immediately prior to and after giving effect to this Amendment.

(iii) It (a) has the requisite corporate or limited liability company, as applicable, power and authority to execute, deliver and perform this Amendment and to incur the obligations under the Credit Agreement and the other Credit Documents as amended by this Amendment and (b) is duly authorized to, and has been authorized by all necessary corporate or limited liability company, as applicable, action, to execute, deliver and perform this Amendment.

(iv) This Amendment has been duly executed and delivered and constitutes a legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles.

(v) Neither the execution and delivery of this Amendment and the consummation of the transactions contemplated herein, nor the performance of and compliance with the terms and provisions hereof by any Borrower will (a) violate or conflict with any provision of its articles or certificate of incorporation and bylaws or its articles of organization and operating agreement, as applicable, (b) violate, contravene or materially conflict with any law, regulation (including without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would reasonably be expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to its properties.

(b) Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Documents shall remain unchanged and not waived and shall continue to be in full force and effect. This Amendment constitutes a Credit Document under the Credit Agreement. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of the Credit Agreement, any other Credit Document or any of the rights, obligations or liabilities thereunder.

(c) Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of executed counterparts by facsimile or other electronic means (including by e-mail with a “pdf” copy thereof attached thereto) shall be effective as an original and shall constitute a representation that an original will be delivered. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic

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Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

(d) Severability. If any provision of any of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

(e) Entirety. This Amendment together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

(f) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each Borrower irrevocably consents to the service of process out of any competent court in any action or proceeding brought in connection with this Amendment by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address for notices pursuant to Section 12.1 of the Credit Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law.

(g) CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. ALL THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. ALL THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

DOMINION ENERGY, INC.

By:	/s/ Darius A. Johnson
Name:	Darius A. Johnson
Title:	Vice President and Treasurer

VIRGINIA ELECTRIC AND POWER COMPANY

By:	/s/ Darius A. Johnson
Name:	Darius A. Johnson
Title:	Vice President and Treasurer

QUESTAR GAS COMPANY

By:	/s/ Darius A. Johnson
Name:	Darius A. Johnson
Title:	Vice President and Treasurer

DOMINION ENERGY SOUTH CAROLINA, INC.

By:	/s/ Darius A. Johnson
Name:	Darius A. Johnson
Title:	Vice President and Treasurer

Signature Page to the First Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/s/ Nancy R. Barwig
Name: Nancy R. Barwig
Title: Executive Director

Signature Page to the First Amendment

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jacqueline G. Margetis
Name: Jacqueline G. Margetis
Title: Director

Signature Page to the First Amendment

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Dewar
Name: David Dewar
Title: Director

Signature Page to the First Amendment

BARCLAYS BANK PLC, as a Lender

By:	/s/ Craig J. Malloy
Name: Craig J. Malloy
Title: Director

Signature Page to the First Amendment

Bank of Montreal, Chicago Branch, as a Lender

By:	/s/ Darren Thomas
Name: Darren Thomas
Title: Director

Signature Page to the First Amendment

BNP PARIBAS, as a Lender

By:	/s/ Denis O’Meara
Name: Denis O’Meara
Title: Managing Director

By:	/s/ Victor Padilla
Name: Victor Padilla
Title: Vice President

Signature Page to the First Amendment

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Marta Jedrzejowski
Name: Marta Jedrzejowski
Title: Duly Authorized Signatory

Signature Page to the First Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Anju Abraham
Name: Anju Abraham
Title: Authorized Signatory

Signature Page to the First Amendment

CITIBANK, N.A., as a Lender

By:	/s/ Ashwani Khubani
Name: Ashwani Khubani
Title: Managing Director / Vice President

Signature Page to the First Amendment

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Michael Dieffenbacher
Name: Michael Dieffenbacher
Title: Authorized Signatory

Signature Page to the First Amendment

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By:	/s/ Annie Chung
Name: Annie Chung
Title: Director

Signature Page to the First Amendment

Goldman Sachs Bank USA, as a Lender

By:	/s/ Garrett Luk
Name: Garrett Luk
Title: Authorized Signatory

Signature Page to the First Amendment

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Sukanya V. Raj
Name: Sukanya V. Raj
Title: Senior Vice President

Signature Page to the First Amendment

MIZUHO BANK, LTD., as a Lender

By:	/s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

Signature Page to the First Amendment

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Tim Kok
Name: Tim Kok
Title: Authorized Signatory

Signature Page to the First Amendment

MORGAN STANLEY SENIOR FUNDING INC., as a Lender

By:	/s/ Tim Kok
Name: Tim Kok
Title: Vice President

Signature Page to the First Amendment

MUFG Bank Ltd., as a Lender

By:	/s/ Jeffrey Fesenmaier
Name: Jeffrey Fesenmaier
Title: Managing Director

Signature Page to the First Amendment

PNC Bank, National Association, as a Lender

By:	/s/ Alex Rolfe
Name: Alex Rolfe
Title: Vice President

Signature Page to the First Amendment

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Meg Donnelly
Name: Meg Donnelly
Title: Authorized Signatory

Signature Page to the First Amendment

REGIONS BANK, as a Lender

By:	/s/ Michael Kentfield
Name: Michael Kentfield
Title: Vice President

Signature Page to the First Amendment

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Suela Von Bargen
Name: Suela Von Bargen
Title: Director

Signature Page to the First Amendment

The Toronto-Dominion Bank, New York Branch, as a Lender

By:	/s/ Maria Macchiaroli
Name: Maria Macchiaroli
Title: Authorized Signatory

Signature Page to the First Amendment

TRUIST BANK, as a Lender

By:	/s/ Bryan Kunitake
Name: Bryan Kunitake
Title: Director

Signature Page to the First Amendment

U.S. BANK NATIONAL ASSOCIATION, as an Issuing Lender

By:	/s/ Ryan Hutchins
Name: Ryan Hutchins
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ryan Hutchins
Name: Ryan Hutchins
Title: Senior Vice President

Signature Page to the First Amendment

Wells Fargo Bank, National Association, as a Lender

By:	/s/ Patrick Engel
Name: Patrick Engel
Title: Managing Director

Signature Page to the First Amendment

Execution

$6,000,000,000

FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

among

DOMINION ENERGY, INC.,

VIRGINIA ELECTRIC AND POWER COMPANY,

QUESTAR GAS COMPANY, and

DOMINION ENERGY SOUTH CAROLINA, INC.

as Borrowers,

The Several Lenders from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

MIZUHO BANK, LTD.,

BANK OF AMERICA, N.A.,

THE BANK OF NOVA SCOTIA and

WELLS FARGO BANK, N.A.,

as Syndication Agents,

J.P. MORGAN CHASE BANK, N.A.,

MIZUHO BANK, LTD.,

BofA SECURITIES, INC.,

THE BANK OF NOVA SCOTIA and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

J.P. MORGAN SECURITIES LLC and

MIZUHO BANK, LTD.,

as Co-Sustainability Structuring Agent

Dated as of June 9, 2021

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SECTION 5. LETTERS OF CREDIT		49

5.1	L/C Commitment	49
5.2	Procedure for Issuance of Letter of Credit	50
5.3	Fees and Other Charges	51
5.4	L/C Participations	51
5.5	Reimbursement Obligation of the Borrowers	52
5.6	Obligations Absolute	52
5.7	Letter of Credit Payments	53
5.8	Applications	53
5.9	Cash collateral	53

SECTION 6. CONDITIONS PRECEDENT		53

6.1	Restatement Effective Date Conditions	53
6.2	Conditions to Loans and Letters of Credit	55

SECTION 7. REPRESENTATIONS AND WARRANTIES		56

7.1	Organization and Good Standing	56
7.2	Due Authorization	56
7.3	No Conflicts	56
7.4	Consents	57
7.5	Enforceable Obligations	57
7.6	Financial Condition	57
7.7	No Default	57
7.8	Indebtedness	57
7.9	Litigation	58
7.10	Taxes	58
7.11	Compliance with Law	58
7.12	ERISA	58
7.13	Government Regulation	58
7.14	Solvency	59
7.15	Anti-Corruption Laws and Sanctions	59
7.16	Affected Financial Institutions.	59

SECTION 8. AFFIRMATIVE COVENANTS		59

8.1	Information Covenants	59
8.2	Preservation of Existence and Franchises	61
8.3	Books and Records	61
8.4	Compliance with Law	61
8.5	Payment of Taxes	61
8.6	Insurance	61
8.7	Performance of Obligations	62
8.8	ERISA	62
8.9	Use of Proceeds	62

8.10	Audits/Inspections	62
8.11	Total Funded Debt to Capitalization	63
8.12	Anti-Corruption Laws and Sanctions	63

SECTION 9. NEGATIVE COVENANTS		63

9.1	Nature of Business	63
9.2	Consolidation and Merger	63
9.3	Sale or Lease of Assets	64
9.4	Limitation on Liens	64
9.5	Fiscal Year	65
9.6	Use of Proceeds	65

SECTION 10. EVENTS OF DEFAULT		65

10.1	Events of Default	65
10.2	Acceleration; Remedies	68
10.3	Allocation of Payments After Event of Default	69

SECTION 11. AGENCY PROVISIONS		69

11.1	Appointment	69
11.2	Delegation of Duties	70
11.3	Exculpatory Provisions	70
11.4	Reliance on Communications	71
11.5	Notice of Default	71
11.6	Non-Reliance on Administrative Agent and Other Lenders	71
11.7	Indemnification	72
11.8	Administrative Agent in Its Individual Capacity	72
11.9	Successor Administrative Agent	73
11.10	ERISA Matters	73

SECTION 12. MISCELLANEOUS		75

12.1	Notices	75
12.2	Right of Set-Off; Adjustments	76
12.3	Benefit of Agreement	76
12.4	No Waiver; Remedies Cumulative	80
12.5	Payment of Expenses, Indemnity, Limitation of Liability, etc.	80
12.6	Amendments, Waivers and Consents	82
12.7	Counterparts; Telecopy; Electronic Delivery	83
12.8	Headings	84
12.9	Defaulting Lenders	85
12.10	Survival of Indemnification and Representations and Warranties	87
12.11	GOVERNING LAW	87
12.12	WAIVER OF JURY TRIAL	87
12.13	Severability	87
12.14	Entirety	88

12.15	Binding Effect	88
12.16	Submission to Jurisdiction	88
12.17	Confidentiality	88
12.18	Designation of SPVs	89
12.19	USA Patriot Act	90
12.20	No Fiduciary Duty	90
12.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	90
12.22	Effect of Restatement	91

SCHEDULES

Schedule 1.1	Commitments
Schedule 5.1	Existing Letters of Credit
Schedule 12.1	Notices

EXHIBITS

Exhibit 1.7-1	Sustainability Amount
Exhibit 1.7-2	Form of Pricing Certificate
Exhibit 2.2(a)	Form of Notice of Borrowing
Exhibit 2.2(c)	Form of Notice of Conversion/Continuation
Exhibit 2.7(a)	Form of Revolving Loan Note
Exhibit 2.8(a)	Form of Extension of Maturity Date Request
Exhibit 2.8(b)	Form of Extension of Maturity Date Certificate
Exhibit 2.9	Form of Sublimit Adjustment Letter
Exhibit 6.1(c)	Form of Closing Certificate
Exhibit 8.1(c)	Form of Officer’s Certificate
Exhibit 12.3	Form of Assignment Agreement

v

FIFTH AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Credit Agreement”), dated as of June 9, 2021 among DOMINION ENERGY, INC., a Virginia corporation, VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia corporation, QUESTAR GAS COMPANY, a Utah corporation, and DOMINION ENERGY SOUTH CAROLINA, INC., a South Carolina corporation (each of the above, individually, a “Borrower” and collectively, the “Borrowers”), the several banks and other financial institutions from time to time parties to this Credit Agreement (each a “Lender” and, collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”), and Mizuho Bank, Ltd., Bank of America, N.A., The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Syndication Agents.

RECITALS

A. Pursuant to the Fourth Amended and Restated Revolving Credit Agreement dated as of March 22, 2019 among, inter alia, the Borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and Mizuho Bank, Ltd., Bank of America, N.A, The Bank of Nova Scotia and Wells Fargo Bank, N.A., as syndication agents (as amended and as it may have been further amended, restated or supplemented before the date hereof, the “Existing Credit Agreement”), the Lenders (as defined therein) agreed to make certain revolving loans to, and the Issuing Lenders (as defined therein) agreed to issue certain letters of credit for the account of, the Borrowers upon the terms and conditions set forth in the Existing Credit Agreement.

B. The parties to the Existing Credit Agreement have agreed to amend and restate the Existing Credit Agreement as set forth herein.

NOW, THEREFORE, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 1. DEFINITIONS AND ACCOUNTING TERMS

1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

“Additional Lender” shall have the meaning set forth in Section 2.6(b).

“Additional Lender Supplement” shall have the meaning set forth in Section 2.6(b)

“Adjusted Daily Simple SOFR” means with respect to any Borrower, Daily Simple SOFR, plus 0.10%. Notwithstanding the foregoing, if Adjusted Daily Simple SOFR at any time shall be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.

“Adjusted Term SOFR Rate” means with respect to any Borrower the Term SOFR Rate plus the Applicable Percentage for Term SOFR Loans for the relevant Borrower plus 0.10%. Notwithstanding the foregoing, if the Adjusted Term SOFR Rate at any time shall be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. and any successors and assigns in such capacity.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Percentage” means, for Revolving Loans made to each Borrower and the calculation of Facility Fees, the appropriate applicable percentages, in each case, corresponding to the Rating of the relevant Borrower in effect from time to time as shown below:

Pricing Level	Rating of Borrower	Applicable Percentage for Term SOFR Loans	Applicable Percentage for Base Rate Loans	Applicable Percentage for Facility Fees
I.	≥A+ from S&P or A1 from Moody’s or A+ from Fitch	0.800%	0.000%	0.075%
II.	A from S&P or A2 from Moody’s or A from Fitch	0.900%	0.000%	0.100%
III.	A- from S&P or A3 from Moody’s or A- from Fitch	1.000%	0.000%	0.125%
IV.	BBB+ from S&P or Baa1 from Moody’s or BBB+ from Fitch	1.075%	0.075%	0.175%

Pricing Level	Rating of Borrower	Applicable Percentage for Term SOFR Loans	Applicable Percentage for Base Rate Loans	Applicable Percentage for Facility Fees
V.	BBB from S&P or Baa2 from Moody’s or BBB from Fitch	1.275%	0.275%	0.225%
VI.	BBB- from S&P or Baa3 from Moody’s or BBB- from Fitch or lower	1.475%	0.475%	0.275%

Notwithstanding the above, if at any time there is a split in Ratings among S&P, Moody’s and Fitch and (i) two Ratings are equal and higher than the third, the higher Rating will apply, (ii) two Ratings are equal and lower than the third, the lower Rating will apply or (iii) no Ratings are equal, the intermediate Rating will apply. In the event that any Borrower shall maintain Ratings from only two of S&P, Moody’s and Fitch and such Borrower is split-rated and (x) the Ratings differential is one level, the higher Rating will apply and (y) the Ratings differential is two levels or more, the level one level lower than the higher Rating will apply for such Borrower.

The Applicable Percentages shall be determined and adjusted on the date of any applicable change in the Rating of the relevant Borrower. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans (commencing with the succeeding Interest Period, if any) as well as any new Loans.

The Applicable Percentage for the Facility Fees payable by a Borrower shall be the appropriate applicable percentages from time to time, as shown above, calculated based on the Ratings of such Borrower at such time, as published by S&P, Moody’s and Fitch and applied to each Borrower’s then applicable Sublimit. It is understood that the Applicable Percentages as of the Restatement Effective Date for Facility Fees payable by (i) DEI are based on Pricing Level V (as shown above) and shall remain at Pricing Level V until an applicable change in the Ratings of the lowest rated Borrower, (ii) VaPower are based on Pricing Level II (as shown above) and shall remain at Pricing Level II until an applicable change in its Ratings, (iii) Questar Gas are based on Pricing Level III (as shown above) and shall remain at Pricing Level III until an applicable change in its Ratings and (iv) DESC are based on Pricing Level IV (as shown above) and shall remain at Pricing Level IV until an applicable change in its Ratings. Each Borrower shall at all times maintain a Rating from at least two of S&P, Moody’s and Fitch. If at any time a Borrower does not have a Rating from at least two of S&P, Moody’s and Fitch, the Applicable Percentages shall be set at Pricing Level VI.

Each Borrower shall promptly deliver to the Administrative Agent, at the address set forth on Schedule 12.1, information regarding any change in the Rating of such Borrower that would change the existing Pricing Level (as set forth in the chart above) with respect to such Borrower and/or the Facility Fees.

Notwithstanding the foregoing, the Applicable Percentages for the Facility Fee for Commitments under the DEI Sublimit and/or for Term SOFR Loans and Base Rate Loans incurred by DEI may be increased or decreased in accordance with Section 1.7.

“Ancillary Document” has the meaning set forth in Section 12.7(b).

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and all similar laws, rules, and regulations of any jurisdiction applicable to any Borrower or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Application” means an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (a)(v) of Section 4.1.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (a) the Prime Rate for such day, (b) the sum of one-half of one percent (0.50%) plus the NYFRB Rate for such day or (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1.00%), in each case plus the Applicable Percentage for Base Rate Loans for the relevant Borrower; provided that if any such rate shall be less than zero, such rate shall be deemed to be zero. Each change in the Base Rate based upon a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall take effect at the time of such change in the Prime Rate, the Federal Funds Rate, or the Term SOFR Rate, respectively.

“Base Rate Loan” means a Loan that bears interest at a Base Rate.

“Benchmark” means, initially, Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (ii) of Section 4.1(a).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date;

(1) Adjusted Daily Simple SOFR;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement for purposes of clause (2) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,”, the definition “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Credit Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 4.1 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 4.1.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Part 4 of Subtitle B of Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies or (c) any Person whose assets include (within the meaning of the Plan Asset Regulations) the assets of any such “employee benefit plan” or “plan.”

“Borrower” has the meaning set forth in the preamble hereof.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in New York City or Chicago.

“Capacity” means, as of any Pricing Certificate Date for the calendar year then most recently ended, the sum, calculated and expressed in MW, of (a) each in-service energy-generating facility as of the last day of such calendar year, plus (b) each energy-generating facility proposed in any filing filed with the applicable regulatory body for approval and proposed as of the date of such filing to be in-service on or prior to the end of such calendar year (or any prior calendar year), whether or not such approvals are in effect (including any submission that was previously rejected), in the case of each facility described in this clause (b) for a calendar year, without duplication of any facility described in clause (a) for such calendar year.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalization” means the sum of (a) Total Funded Debt plus (b) Net Worth.

“Change of Control” means (i) with respect to Dominion Energy, the direct or indirect acquisition by any person (as such term is defined in Section 13(d) of the Exchange Act) of beneficial ownership of more than 50% of the outstanding shares of the capital stock of Dominion Energy entitled to vote generally for the election of directors of Dominion Energy, (ii) with respect to VaPower, Questar Gas, or DESC such Borrower shall cease to be a Subsidiary of Dominion Energy (other than VaPower, Questar Gas, or DESC as the case may be, being merged with and into Dominion Energy) or a Change of Control shall occur with respect to Dominion Energy and (iii) with respect to Questar Gas or DESC, Dominion Energy shall cease to own, directly or indirectly, more than 50% of the outstanding equity, membership or other ownership interest of Questar Gas or DESC, as applicable.

“Closing Date” means June 9, 2021.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Sustainability Structuring Agent” means the collective reference to J.P. Morgan Securities LLC and Mizuho Bank, Ltd., each as co-sustainability structuring agents hereunder.

“Co-Sustainability Structuring Agent Engagement Letter” means that certain letter agreement, dated as of April 6, 2021, among the Borrowers, J.P. Morgan Securities LLC and Mizuho Bank, Ltd., each as co-sustainability structuring agents thereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, such Lender’s share of the Revolving Loan Commitment based upon such Lender’s Commitment Percentage.

“Commitment Increase” means an increase in the Revolving Loan Commitment as set forth in Section 2.6.

“Commitment Increase Supplement” has the meaning set forth in Section 2.6(c).

“Commitment Percentage” means, for each Lender, the percentage identified as its Commitment Percentage opposite such Lender’s name on Schedule 1.1, as such percentage may be modified in accordance with the terms of this Credit Agreement. For purposes of Section 12.9, when a Defaulting Lender shall exist, “Commitment Percentage” shall mean the percentage of total Revolving Loan Commitments represented by such Lender’s Commitment disregarding any Defaulting Lender’s Commitments.

“Commitment Period” means the period from the Closing Date to the Maturity Date.

“Consolidated Affiliate” means, as to any Person, each Affiliate of such Person (whether now existing or hereafter created or acquired), the financial statements of which are consolidated with the financial statements of such Person in accordance with GAAP, including principles of consolidation.

“Continuing Lender” has the meaning set forth in Section 2.8(b).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Documents” means this Credit Agreement, the Notes (if any), the Fee Letter, the Co-Sustainability Structuring Agent Engagement Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

“Credit Exposure” has the meaning set forth in the definition of “Required Lenders” below.

“Credit Party” means the Administrative Agent, each Issuing Lender or any other Lender.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Default” means with respect to each Borrower any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default by such Borrower.

“Defaulting Lender” means, at any time, any Lender that, at such time (a) has failed, within three Business Days of the date required to be funded or paid, to (i) make a Loan required pursuant to the terms of this Credit Agreement, (ii) fund any portion of its participations in Letters of Credit or (iii) pay to any Credit Party any other amount required to be paid hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and with supporting facts) has not been satisfied, or, in the case of clause (iii), such amount is the subject of a good faith dispute; (b) notified the Borrowers or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its future funding obligations under this Credit Agreement (unless such writing or public statement states that such position is based on such Lender’s good faith determination that a condition precedent to funding a Loan under this Credit Agreement, specifically identified and with reasonable supporting facts, cannot be met) or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after a request by a Borrower or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender in the jurisdiction of such Lender’s lending office that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Credit Agreement, provided, however, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Borrower’s or such Credit Party’s receipt of such certification, or (d) has, or has a direct or indirect parent company that has, (i) been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, (ii) has become subject to a bankruptcy, insolvency, receivership, conservatorship or other similar proceedings, or has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Persons charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity or (iii) becomes the subject of a Bail-in Action; provided, that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or in any Person controlling such Lender, or the exercise of control over such Lender or over any Person controlling such Lender, by a Governmental Authority or an instrumentality thereof.

“DEI Sublimit” means $3,500,000,000 as such amount may be adjusted pursuant to Sections 2.6(e) and 2.9.

“DESC” means Dominion Energy South Carolina, Inc. (f/k/a South Carolina Electric & Gas Company), a South Carolina corporation, and its successors and permitted assigns.

“DESC Indenture” means the Indenture, dated as of April 1, 1993, from DESC to NationsBank of Georgia, National Association, predecessor to The Bank of New York Mellon Trust Company, N.A., as supplemented to date and as it may hereafter be amended and supplemented.

“DESC Sublimit” means $500,000,000 as such amount may be adjusted pursuant to Sections 2.6(e) and 2.9.

“Dollar”, “dollar” and “$” means lawful currency of the United States.

“Dominion Energy” or “DEI” means Dominion Energy, Inc., a Virginia corporation, and its successors and permitted assigns.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) any Lender or Affiliate or Subsidiary of a Lender and (b) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D) that is either a bank organized or licensed under the laws of the United States of America or any State thereof or that has agreed to provide the information listed in Section 4.4(f) to the extent that it may lawfully do so and that is approved by the Administrative Agent and DEI (such approval not to be unreasonably withheld or delayed); provided that (i) DEI’s consent is not required pursuant to clause (a) or, with respect to clause (b), during the existence and continuation of a Default or an Event of Default, (ii) each Eligible Assignee shall be reasonably acceptable to the Issuing Lenders, and (iii) none of the Borrowers nor any Affiliate or Subsidiary of any Borrower shall qualify as an Eligible Assignee. In no event may a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or a Defaulting Lender be an Eligible Assignee.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means with respect to each Borrower each person (as defined in Section 3(9) of ERISA) which together with such Borrower or any Subsidiary of such Borrower would be deemed to be a member of the same “controlled group” within the meaning of Section 414(b), (c), (m) and (o) of the Code or under common control within the meaning of Section 4001(a)(14) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” with respect to any Borrower has the meaning specified in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Credit Agreement” has the meaning set forth in the recitals hereof.

“Existing Letters of Credit” has the meaning set forth in Section 5.1(a).

“Existing Maturity Date” has the meaning set forth in Section 2.8(a).

“Extension of Maturity Date Certificate” has the meaning set forth in Section 2.8(b).

“Extension of Maturity Date Request” has the meaning set forth in Section 2.8(a).

“Extension Period” has the meaning set forth in Section 2.8(a).

“Facility Fees” has the meaning set forth in Section 3.4(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official government agreement with respect to the foregoing.

“Federal Funds Rate” means for any day the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time), as published by the NYFRB on the Business Day next succeeding such day; provided that if the Federal Funds Rate at any time shall be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.

“Fee Letter” is the collective reference to (i) that certain fee letter dated as of April 6, 2021, among the Borrowers, JPMCB and Mizuho Bank, Ltd., (ii) that certain fee letter dated as of April 6, 2021, among the Borrowers, Bank of America, N.A., The Bank of Nova Scotia, Wells Fargo Bank, N.A. and certain of the Joint Lead Arrangers, (iii) that certain fee letter dated as of June 9, 2021, among the Borrowers and the Administrative Agent and (iv) any other fee letter executed by the applicable Borrowers and any Issuing Lender in its capacity as such relating to fees and similar payment obligations in connection with Section 5.3 of this Credit Agreement.

“Fee Payment Date” shall mean (a) the first Business Day of each January, April, July and October and (b) the Maturity Date.

“Fiduciary Rule” has the meaning set forth in Section 11.10(b)(ii).

“Fitch” means Fitch Ratings Ltd., or any successor or assignee of the business of such company in the business of rating securities.

“Floor” means the benchmark rate floor, if any, provided in this Credit Agreement initially (as of the execution of this Credit Agreement, the modification, amendment or renewal of this Credit Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable. For the avoidance of doubt the initial Floor for the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate shall be zero.

“Funded Debt” means, as to any Person, without duplication: (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets (excluding letters of credit, bankers’ acceptances, Non-Recourse Debt, Mandatorily Convertible Securities, Trust Preferred Securities and Hybrid Equity Securities), (b) all capital lease obligations of such Person (including Synthetic Lease Obligations only to the extent actually included on such Person’s balance sheet delivered pursuant to Sections 8.1(a) or 8.1(b)) and (c) all Guaranty Obligations of Funded Debt of other Persons (including Guaranty Obligations of Funded Debt consisting of Synthetic Lease Obligations only to the extent such Guaranty Obligations are actually included on such Person’s balance sheet delivered pursuant to Sections 8.1(a) or 8.1(b)). Notwithstanding the foregoing (and without limiting a Borrower’s rights under Section 1.3), all obligations of a Borrower under a lease or other arrangement (other than Synthetic Lease Obligations) that is determined by such Borrower to be an operating lease under GAAP (as in effect as of the Closing Date) and any replacement of such lease or such other arrangement on substantially consistent terms regarding the amount thereof, use of proceeds provisions and economic provisions (subject to prevailing market conditions at the time of such replacement) and therefore not Funded Debt shall continue to be excluded from this definition notwithstanding any changes in applicable accounting rules effective after the date of such determination by such Borrower.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

“Governmental Authority” means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Granting Lender” has the meaning set forth in Section 12.18 hereof.

“Guaranty Obligations” means, in respect of any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of another Person, including, without limitation, any obligation (a) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness or (b) entered into primarily for the purpose of assuring the owner of such Indebtedness of the payment thereof (such as, for example, but without limitation, an agreement to advance or provide funds or other support for the payment or purchase of such Indebtedness or to maintain working capital, solvency or other balance sheet conditions of such other Person, including, without limitation, maintenance agreements, comfort letters or similar agreements or arrangements, or to lease or purchase property, securities or services) if such obligation would constitute an indirect guarantee of indebtedness of others and the disclosure of such obligation would be required in such Person’s financial statements under GAAP; provided, however, that the term Guaranty Obligations shall not include (i) endorsements for deposit or collection in the ordinary course of business, (ii) obligations under purchased power contracts or (iii) obligations of such Person otherwise constituting Guaranty Obligations under this definition to provide contingent equity support, to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise in respect of any Subsidiary or Affiliate of such Person in connection with the non-utility non-recourse financing activities of such Subsidiary or Affiliate.

“Hybrid Equity Securities” means any securities issued by a Borrower or a financing vehicle of a Borrower that (i) are classified as possessing a minimum of “minimal equity content” by S&P, Basket B equity credit by Moody’s, and 25% equity credit by Fitch and (ii) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to at least 91 days after the later of the termination of the Commitments and the repayment in full of the Revolving Loans and all other amounts due under this Credit Agreement.

“Indebtedness” means, as to any Person, without duplication: (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person for the deferred purchase price of property or services (except trade accounts payable arising in the ordinary course of business, customer deposits, provisions for rate refunds, deferred fuel expenses and obligations in respect of pensions and other post-retirement benefits); (c) all capital lease obligations of such Person; (d) all Indebtedness of others secured by a Lien on any properties, assets or revenues of such Person (other than stock, partnership interests or other equity interests of a Borrower or any of its Subsidiaries in other entities) to the extent of the lesser of the value of the property subject to such Lien or the amount of such Indebtedness; (e) all Guaranty Obligations; and (f) all non-contingent obligations of such Person under any letters of credit or bankers’ acceptances.

“Interest Payment Date” means (a) as to Base Rate Loans of any Borrower, the last day of each fiscal quarter of such Borrower and the Maturity Date and (b) as to Term SOFR Loans of any Borrower, the last day of each applicable Interest Period and the Maturity Date and, in the case of any Interest Period longer than three months, the respective dates that fall every three months after the first day of such Interest Period. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Term SOFR Loans where the next succeeding Business Day falls in the next succeeding calendar month, then such Interest Payment Date shall be deemed to be the immediately preceding Business Day.

“Interest Period” means as to Term SOFR Loans, a period of one, three or six months’ duration, as the relevant Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions of Term SOFR Revolving Loans); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then such Interest Period shall end on the next preceding Business Day), (ii) no Interest Period shall extend beyond the Maturity Date and (iii) with respect to Term SOFR Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Lender” means, with respect to any Letter of Credit, the issuer thereof, which shall be any of JPMCB, Bank of America, N.A., The Bank of Nova Scotia, Goldman Sachs Bank USA, Mizuho Bank, Ltd., Wells Fargo Bank, N.A., U.S. Bank National Association, KeyBank National Association, any affiliate of any of the foregoing, or one or more consenting Lenders selected by the Joint Lead Arrangers in consultation with and satisfactory to the Borrowers, each in its capacity as issuer of any Letter of Credit.

“Joint Lead Arrangers” means JPMCB, Mizuho Bank, Ltd., BofA Securities, Inc., The Bank of Nova Scotia and Wells Fargo Securities, LLC.

“JPMCB” means JPMorgan Chase Bank, N.A.

“KPI Metric” means each of the Percentage of New-Hire Women & Minorities Diversity and the Renewable Energy Capacity Percentage.

“KPI Metrics Certificate” means an annual certificate delivered to the Administrative Agent attached to the Pricing Certificate for the calendar year then most recently ended prepared by or on behalf of DEI and including the KPI Metrics for such calendar year in reasonable detail pursuant to standards and/or methodology that (i) are consistent with then generally accepted industry standards or (ii) if not so consistent, are proposed by DEI and notified to the Lenders, so long as Lenders constituting Required Lenders do not object to such changes within five (5) Business Days after notice thereof.

“L/C Commitment” means $2,000,000,000.

“L/C Obligations” means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 5.5. The L/C Obligation of any Lender at any time shall be its Commitment Percentage of the total L/C Obligations at such time.

“L/C Participants” means the collective reference to all the Lenders other than the applicable Issuing Lender.

“Lender-Related Person” has the meaning set forth in Section 12.5(c).

“Lenders” means those banks and other financial institutions identified as such on the signature pages hereto and such other institutions that may become Lenders pursuant to Section 12.3(b). Unless the context otherwise requires, the term “Lenders” includes the Issuing Lender.

“Letter of Credit” has the meaning set forth in Section 5.1(a).

“Letter of Credit Fees” has the meaning set forth in Section 5.3(a).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Loan” means any loan made by any Lender pursuant to this Credit Agreement.

“Mandatorily Convertible Securities” means any mandatorily convertible equity-linked securities issued by a Borrower, so long as the terms of such securities require no repayments or prepayments and no mandatory redemptions or repurchases (other than repayments, prepayments, redemptions or repurchases that are to be settled by the issuance of equity securities by a Borrower or the proceeds of which are concurrently applied to purchase equity securities from a Borrower), in each case prior to at least 91 days after the later of the termination of the Commitments and the repayment in full of the Loans and all other amounts due under this Credit Agreement.

“Material Adverse Effect” means with respect to any Borrower a material adverse effect, after taking into account applicable insurance, if any, on (a) the operations, financial condition or business of such Borrower and its subsidiaries taken as a whole, (b) the ability of such Borrower to perform its obligations under this Credit Agreement or (c) the validity or enforceability of this Credit Agreement or any of the other Credit Documents against such Borrower, or the rights and remedies of the Lenders against such Borrower hereunder or thereunder; provided, however, that a transfer of assets permitted under and in compliance with Section 9.3 shall not be considered to have a Material Adverse Effect.

“Material Subsidiary” shall mean (i) with respect to any Borrower, a Subsidiary of such Borrower whose total assets (as determined in accordance with GAAP) represent at least 20% of the total assets of such Borrower, on a consolidated basis and (ii) notwithstanding the foregoing, VaPower with respect to DEI.

“Maturity Date” means June 9, 2026 or such later date as shall be determined pursuant to the provisions of Section 2.8, or if such date is not a Business Day, the Business Day next succeeding such date.

“Maximum L/C Commitment” has the meaning set forth in Section 5.1(c) hereof.

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a ERISA Affiliate during such five year period but only with respect to the period during which such Person was a ERISA Affiliate.

“MW” means, as of any Pricing Certificate Date for the calendar year then most recently ended, (a) nameplate capacity in megawatts as of the last day of such calendar year or (b) nameplate capacity in megawatts filed with the applicable regulatory body for approval, whether or not such approvals are then in effect (including any submission that was previously rejected), and relating to a facility having as of the date of such filing with such regulatory body a proposed commercial operation date on or before the last day of such calendar year (or any prior calendar year), in each case owned by or serving DEI and its Subsidiaries by contract or agreement and including what are commonly referred to as “Cost of Service,” “Ringfence Projects,” “Power Purchase Agreements (PPAs),” “Distributed Energy Resources (DERs),” and “Behind the Meter Generation (Non-utility generators).”

“Net Generation Capacity” means, as of any Pricing Certificate Date for the calendar year then most recently ended, total Capacity less any such Capacity derived from (a) nuclear sources, (b) hydroelectric sources and (c) stored sources, in each case as identified in the applicable KPI Metrics Certificate.

“Net Worth” means with respect to any Borrower, as of any date, the shareholders’ equity or net worth of such Borrower and its Consolidated Affiliates (including, but not limited to, the value of any Mandatorily Convertible Securities, Trust Preferred Securities, Hybrid Equity Securities and Preferred Stock; but, excluding the accumulated other comprehensive income or loss component of shareholders’ equity (“AOCI”), such AOCI to be computed assuming that such Borrower was entitled to utilize hedge accounting treatment for applicable interest expense and interest income items identified by such Borrower), on a consolidated basis, as determined in accordance with GAAP except as otherwise noted above.

“Non-Recourse Debt” means Indebtedness (a) as to which no Borrower (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender; (b) no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Loans or the Notes) of any Borrower to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders will not have any recourse to the stock or assets of any Borrower (other than the specific assets pledged to secure such Indebtedness) and the relevant legal documents so provide.

“Non-Regulated Assets” means with respect to any Borrower, the operations that are not regulated by a Governmental Authority with respect to ratemaking (i.e., merchant generation, exploration and production, producer services or retail supply assets of the Borrower).

“Notes” means the reference to the Revolving Loan Notes of the Borrowers.

“Notice of Borrowing” means a request by a Borrower for a Loan in the form of Exhibit 2.2(a).

“Notice of Continuation/Conversion” means a request by a Borrower for the continuation or conversion of a Loan in the form of Exhibit 2.2(c).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any date that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates is published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offered Increase Amount” has the meaning set forth in Section 2.6(a).

“Other Taxes” has the meaning set forth in Section 4.4(b) hereof.

“Overnight Bank Funding Rate” means, for any date, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Patriot Act” has the meaning set forth in Section 12.19 hereof.

“PBGC” means the Pension Benefit Guaranty Corporation established under ERISA and any successor thereto.

“Pension Plans” has the meaning set forth in Section 8.8 hereof.

“Percentage of New-Hire Women & Minorities Diversity” means, as of any calendar year-end, the total number of employees of the Borrowers and their respective subsidiaries who self-identify as women or minorities that began their employment at a Borrower or any subsidiary of a Borrower during the calendar year then ended divided by the total number of employees of the Borrowers and their respective subsidiaries that began their employment at a Borrower or any subsidiary of a Borrower during such calendar year, as calculated at such calendar year-end and reported in the applicable KPI Metrics Certificate; provided, however, that no employee of a Borrower or any subsidiary of a Borrower who becomes an employee of a Borrower or any subsidiary of a Borrower pursuant to a merger into or acquisition by a Borrower or any subsidiary of a Borrower shall be included in the calculation of the Percentage of New-Hire Women & Minorities Diversity.

“Percentage of New-Hire Women & Minorities Diversity Fee Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.005%, if the Percentage of New-Hire Women & Minorities Diversity as set forth in the applicable KPI Metrics Certificate is less than the Percentage of New-Hire Women & Minorities Diversity Threshold, (b) 0.000%, if the Percentage of New-Hire Women & Minorities Diversity as set forth in the applicable KPI Metrics Certificate is more than or equal to the Percentage of New-Hire Women & Minorities Diversity Threshold but less than the Percentage of New-Hire Women & Minorities Diversity Target, and (c) negative 0.005%, if the Percentage of New-Hire Women & Minorities Diversity as set forth in the applicable KPI Metrics Certificate is more than or equal to the Percentage of New-Hire Women & Minorities Diversity Target.

“Percentage of New-Hire Women & Minorities Diversity Margin Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.025%, if the Percentage of New-Hire Women & Minorities Diversity as set forth in the applicable KPI Metrics Certificate is less than the Percentage of New-Hire Women & Minorities Diversity Threshold, (b) 0.000%, if the Percentage of New-Hire Women & Minorities Diversity as set forth in the applicable KPI Metrics Certificate is more than or equal to the Percentage of New-Hire Women & Minorities Diversity Threshold for such period but less than the Percentage of New-Hire Women & Minorities Diversity Target, and (c) negative 0.025%, if the Percentage of New-Hire Women & Minorities Diversity as set forth in the applicable KPI Metrics Certificate is more than or equal to the Percentage of New-Hire Women & Minorities Diversity Target.

“Percentage of New-Hire Women & Minorities Diversity Target” means, with respect to any calendar year, the Percentage of New-Hire Women & Minorities Diversity Target for such calendar year as set forth in the Sustainability Table.

“Percentage of New-Hire Women & Minorities Diversity Threshold” means, with respect to any calendar year, the Percentage of New-Hire Women & Minorities Diversity Threshold for such calendar year as set forth in the Sustainability Table.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means any single-employer plan as defined in Section 4001 of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Credit Agreement was maintained, for employees of a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate of a Borrower.

“Plan Asset Regulation” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

“Preferred Stock” means any Capital Stock issued by a Borrower that is entitled to preference or priority over any other Capital Stock of such Borrower in respect of the payment of dividends or distribution of assets upon liquidation, or both.

“Pricing Certificate” means a certificate substantially in the form of Exhibit 1.7-2 executed by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, any Assistant Treasurer, Controller or Vice President - Finance of DEI (a) attaching true and correct copies of the KPI Metrics Certificate for the most recently ended calendar year and setting forth the Sustainability Margin Adjustment and the Sustainability Fee Adjustment for

the period covered thereby and computations in reasonable detail in respect thereof and (b) including a certification by the signatory thereto (in their official, and not individual, capacity) confirming that they are not aware of any material modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the applicable standards for the computation thereof.

“Pricing Certificate Date” has the meaning set forth in Section 1.7(a) hereof.

“Pricing Certificate Inaccuracy” has the meaning set forth in Section 1.7(d) hereof.

“Prime Rate” means the per annum rate of interest established from time to time by JPMCB at its principal office in New York, New York as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Questar Gas” means Questar Gas Company, a Utah corporation, and its successors and permitted assigns.

“Questar Gas Sublimit” means $250,000,000 as such amount may be adjusted pursuant to Sections 2.6(e) and 2.9.

“Rating” means the rating assigned by S&P, Moody’s or Fitch to a Borrower based on such Borrower’s senior, unsecured, non-credit-enhanced obligations or, if no such rating is assigned to a Borrower by at least two of S&P, Moody’s or Fitch, the issuer rating assigned to such Borrower by S&P, Moody’s or Fitch.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting and (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 12.3(c).

“Reimbursement Obligation” means the obligation of each Borrower to reimburse an Issuing Lender pursuant to Section 5.5 for amounts drawn under each Letter of Credit issued by such Issuing Lender for the account of such Borrower.

“Relevant Governmental Body” means the Federal Reserve Board of the NYFRB and/or the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board of the NYFRB, or any successor thereto.

“Renewable Energy Generation Capacity” means, for any calendar year, Capacity from (a) in-service wind and solar facilities as of the end of such calendar year plus (b) the wind and solar facilities submitted for regulatory approval with in-service dates proposed as of the date of such submission occurring on or prior to the end of such calendar year (or any prior calendar year) regardless of regulatory outcome (a facility described under this clause (b) for any calendar year will not be in duplication of any facility described under clause (a) for such calendar year), in each case as identified in the applicable KPI Metrics Certificate.

“Renewable Energy Generation Capacity Fee Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.005%, if the Renewable Energy Generation Capacity Percentage as set forth in the applicable KPI Metrics Certificate is less than the Renewable Energy Generation Capacity Percentage Threshold, (b) 0.000%, if the Renewable Energy Generation Capacity Percentage as set forth in the applicable KPI Metrics Certificate is more than or equal to the Renewable Energy Generation Capacity Percentage Threshold but less than the Renewable Energy Generation Capacity Percentage Target, and (c) negative 0.005%, if the Renewable Energy Generation Capacity Percentage as set forth in the applicable KPI Metrics Certificate is more than or equal to Renewable Energy Generation Capacity Percentage Target.

“Renewable Energy Generation Capacity Margin Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.025%, if the Renewable Energy Generation Capacity Percentage as set forth in the applicable KPI Metrics Certificate is less than the Renewable Energy Generation Capacity Percentage Threshold, (b) 0.000%, if the Renewable Energy Generation Capacity Percentage as set forth in the applicable KPI Metrics Certificate is more than or equal to the Renewable Energy Generation Capacity Percentage Threshold but less than the Renewable Energy Generation Capacity Percentage Target, and (c) negative 0.025%, if the Renewable Energy Generation Capacity Percentage as set forth in the applicable KPI Metrics Certificate is more than or equal to the Renewable Energy Generation Capacity Percentage Target.

“Renewable Energy Generation Capacity Percentage” means an amount, expressed as a percentage, for any calendar year, equal to (x) the Renewable Energy Generation Capacity for such calendar year, over (y) Net Generation Capacity for such calendar year, in each case as reported in the applicable KPI Metrics Certificate.

“Renewable Energy Generation Capacity Percentage Target” means, with respect to any calendar year, the Renewable Energy Generation Capacity Amount Target for such calendar year as set forth in the Sustainability Table.

“Renewable Energy Generation Capacity Percentage Threshold” means, with respect to any calendar year, the Renewable Energy Generation Capacity Amount Threshold for such calendar year as set forth in the Sustainability Table.

“Reportable Event” means a “reportable event” as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

“Requested Maturity Date” has the meaning set forth in Section 2.8(a).

“Required Lenders” means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the aggregate Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term “Credit Exposure” as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the Commitment Percentage of such Lender multiplied by the Revolving Loan Commitment and (b) at any time after the termination of the Commitments, the sum of (i) the outstanding amount of Loans owed to such Lender and (ii) such Lender’s Commitment Percentage of the L/C Obligations then outstanding.

“Resolution Authority” means, (i) with respect to any Lender that is a UK Financial Institution, a UK Resolution Authority and (ii) with respect to any Lender that is a EEA Financial Institution, an EEA Resolution Authority.

“Responsible Officer” means, with respect to any Borrower, each of the Chief Financial Officer, the Treasurer and any Assistant Treasurer – Corporate Finance, of such Borrower.

“Restatement Effective Date” has the meaning set forth in Section 6.1 hereof.

“Revolving Loan” means a Loan made by the Lenders to a Borrower pursuant to Section 2.1(a) hereof.

“Revolving Loan Commitment” means Six Billion Dollars ($6,000,000,000), as such amount may be otherwise reduced in accordance with Section 2.5 or increased in accordance with Section 2.6.

“Revolving Loan Commitment Increase Notice” has the meaning set forth in Section 2.6(a).

“Revolving Loan Notes” means with respect to any Borrower the promissory notes of such Borrower in favor of each Lender evidencing the Revolving Loans made to such Borrower and substantially in the form of Exhibit 2.7(a), as such promissory notes may be amended, modified, supplemented or replaced from time to time.

“S&P” means S&P Global Inc. or any successor in the business of rating securities.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Credit Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person described in clause (a) or (b) above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person as of a particular date, that on such date (a) the fair saleable value (on a going concern basis) of such Person’s assets exceeds its liabilities, contingent or otherwise, fairly valued, (b) such Person will be able to pay its debts as they become due, (c) such Person does not have unreasonably small capital with which to satisfy all of its current and reasonably anticipated obligations and (d) such Person does not intend to incur nor does it reasonably anticipate that it will incur debts beyond its ability to pay as such debts become due.

“SPV” has the meaning set forth in Section 12.18 hereof.

“Sublimit” means, individually, the DEI Sublimit, the VaPower Sublimit, the Questar Gas Sublimit or the DESC Sublimit and collectively, the “Sublimits”.

“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of a Borrower.

“Sustainability Fee Adjustment” with respect to any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the Percentage of New-Hire Women and Minorities Diversity Fee Adjustment Amount, plus (b) the Renewable Energy Generation Capacity Fee Adjustment Amount, in each case for such period.

“Sustainability Margin Adjustment” with respect to any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the Percentage of New-Hire Women and Minorities Diversity Margin Adjustment Amount, plus (b) the Renewable Energy Generation Capacity Margin Adjustment Amount, in each case for such period.

“Sustainability Pricing Adjustment Date” has the meaning specified in Section 1.7.

“Sustainability Table” means the Sustainability Table set forth on Exhibit 1.7-1, as adjusted from time to time as provided in Section 1.7(h).

“Synthetic Lease” means each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease and accounts for its interest in the property covered thereby for federal income tax purposes as the owner.

“Synthetic Lease Obligation” means, as to any Person with respect to any Synthetic Lease at any time of determination, the amount of the liability of such Person in respect of such Synthetic Lease that would (if such lease was required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP) be required to be capitalized on the balance sheet of such Person at such time.

“Taxes” has the meaning set forth in Section 4.4(a).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Loan” means a Loan that bears interest at the Adjusted Term SOFR Rate.

“Term SOFR Rate” means with respect to any Term SOFR Loan, for the Interest Period applicable thereto, the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time), two U.S. Government Securities Business Days prior to the commencement of such Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Loan, for the Interest Period applicable thereto, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on the fifth U.S. Government Securities Business Day immediately following any Term SOFR Determination Day, the “Term SOFR Reference Rate” has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five Business Days prior to such Term SOFR Determination Day.

“Term SOFR Revolving Loan” means a Revolving Loan bearing interest at a rate of interest determined by reference to the Adjusted Term SOFR Rate.

“Terminating Lender” has the meaning set forth in Section 2.8(a).

“Total Funded Debt” means with respect to each Borrower all Funded Debt of such Borrower and its Consolidated Affiliates, on a consolidated basis, as determined in accordance with GAAP except as otherwise provided in this Credit Agreement.

“Trust Preferred Securities” means the preferred securities issued by a subsidiary capital trust established by any of the Borrowers outstanding on the date hereof and reflected as Unsecured Junior Subordinated Notes Payable to Affiliated Trust, 8.4%, due 2031, in the financial statements of any of the Borrowers for the fiscal year ended December 31, 2020, and any additional trust preferred securities that are substantially similar thereto, along with the junior subordinated debt obligations of any of the Borrowers, so long as (a) the terms thereof require no repayments or prepayments and no mandatory redemptions or repurchases, in each case prior to at least 91 days after the later of the termination of the Commitments and the repayment in full of the Loans and all other amounts due under this Credit Agreement, (b) such securities are subordinated and junior in right of payment to all obligations of such Borrower for or in respect of borrowed money and (c) the obligors in respect of such preferred securities and subordinated debt have the right to defer interest and dividend payments, in each case, to substantially the same extent as such currently outstanding preferred securities or on similar terms customary for trust preferred securities and not materially less favorable to the interests of such Borrower or the Lenders.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Utilized Revolving Commitment” means, for any Borrower for any day from the Closing Date to the Maturity Date, an amount equal to the sum of (a) the aggregate principal amount of all Loans outstanding on such day to such Borrower and (b) the aggregate L/C Obligations of such Borrower then outstanding.

“VaPower” means Virginia Electric and Power Company, a Virginia corporation and its successors and permitted assigns.

“VaPower Indenture” means the first mortgage bond indenture, dated November 1, 1935, by and between VaPower and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank and The Chase National Bank of the City of New York), as supplemented and amended through the date hereof and as the same may be hereafter amended, supplemented and/or amended and restated or replaced in its entirety.

“VaPower Sublimit” means $1,750,000,000 as such amount may be adjusted pursuant to Sections 2.6(e) and 2.9.

“Wholly-Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than de minimis directors’ qualifying shares or local ownership shares required by law and outstanding publicly owned Preferred Stock of VaPower, Questar Gas or DESC) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withholding Agent” means any Borrower or the Administrative Agent, as determined by applicable law.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Computation of Time Periods; Other Definitional Provisions.

For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” References in this Credit Agreement to “Sections”, “Schedules” and “Exhibits” shall be to Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specified.

1.3 Accounting Terms.

Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 8.1; provided, however, if (a) a Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by such Borrower to the Lenders as to which no such objection shall have been made.

1.4 Time.

All references to time herein shall be references to Eastern Standard Time or Eastern Daylight Time, as the case may be, unless specified otherwise.

1.5 Interest Rates; Benchmark Notifications.

The interest rate on Term SOFR Loans is determined by reference to the Term SOFR Reference Rate, which may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 4.1 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to any interest rate used in this Credit Agreement or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, any such alternative, successor or replacement rate implemented pursuant to Section 4.1), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any interest rate prior to its discontinuance or unavailability.

1.6 Divisions.

For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

1.7 Sustainability Adjustments.

(a) DEI may deliver a Pricing Certificate to the Administrative Agent in respect of the most recently ended calendar year on any date prior to the date that is 120 days following the last day of such calendar year (the date the Administrative Agent’s receipt thereof, each a “Pricing Certificate Date”), which DEI may or may not do, in its sole discretion. If DEI so delivers a Pricing Certificate in respect of a calendar year, (i) the Applicable Percentage for the Revolving Loans incurred by DEI shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Margin Adjustment as set forth in the KPI Metrics Certificate delivered with such Pricing Certificate, and (ii) the Applicable Percentage for the Facility Fee for Commitments under the DEI Sublimit shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Fee Adjustment as set forth in such KPI Metrics Certificate. If no Pricing Certificate is so delivered in respect of a calendar year, the Sustainability Margin Adjustment and the Sustainability Fee Adjustment in respect of such calendar year shall be determined pursuant to Section 1.7(c). For purposes of the foregoing, (A) if a Pricing Certificate is so delivered for any calendar year, the Sustainability Margin Adjustment and the Sustainability Fee Adjustment shall be determined as of the fifth Business Day following the Pricing Certificate Date for such Pricing Certificate based upon the KPI Metrics for such calendar year set forth in the KPI Metrics Certificate delivered with such Pricing Certificate and the calculations of the Sustainability Margin Adjustment and the Sustainability Fee Adjustment in such KPI Metrics Certificate and (B) if no Pricing Certificate is so delivered in respect of such calendar year, the Sustainability Margin Adjustment and the Sustainability Fee Adjustment shall be determined pursuant to Section 1.7(c) effective as of the Business Day immediately following the date that is 120 days following the last day of such calendar year (such fifth (5th) Business Day or such Business Day, as applicable, each a “Sustainability Pricing Adjustment Date”). Each change in the Applicable Percentages on any Sustainability Pricing Adjustment Date shall be effective during the period commencing on and including such Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next Sustainability Pricing Adjustment Date.

(b) For the avoidance of doubt, only one Pricing Certificate (or, in the case of non-delivery of a Pricing Certificate, zero Pricing Certificates) may be delivered in respect of any calendar year. It is further understood and agreed that the Applicable Percentage for Revolving Loans incurred by DEI will never be reduced or increased by more than 0.05% and that the Applicable Percentage for the Facility Fee for Commitments under the DEI Sublimit will never be reduced or increased by more than 0.01%, pursuant to the Sustainability Margin Adjustment and the Sustainability Fee Adjustment, respectively, on any Sustainability Pricing Adjustment Date. For the avoidance of doubt, any adjustment to the Applicable Percentages for such Revolving Loans or such Facility Fee by reason of meeting one or several KPI Metrics in any calendar year shall not be cumulative year-over-year. The adjustments pursuant to this Section made on any Sustainability Pricing Adjustment Date shall only apply for the period until the date immediately preceding the next Sustainability Pricing Adjustment Date.

(c) It is hereby understood and agreed that if no such Pricing Certificate with respect to a calendar year is delivered by DEI within the period set forth in this Section 1.7, the Sustainability Margin Adjustment will be positive 0.05% and the Sustainability Fee Adjustment will be positive 0.01% commencing on the last day of such period and continuing until the day immediately prior to the next Sustainability Pricing Adjustment Date.

(d) If (i)(A) a Borrower or any Lender becomes aware of any material inaccuracy in the Sustainability Margin Adjustment, the Sustainability Fee Adjustment or the KPI Metrics as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”) and, in the case of any Lender, such Lender delivers, not later than 10 Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Pricing Certificate Inaccuracy in reasonable detail (which description shall be shared with each Lender and the Borrowers), or (B) the Borrowers and the Lenders agree that there was a Pricing Certificate Inaccuracy at the time of delivery of a Pricing Certificate, and (ii) a proper calculation of the Sustainability Margin Adjustment, Sustainability Fee Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Percentages for the Revolving Loans incurred by DEI and the Facility Fee for Commitments under the DEI Sublimit for any period, the Borrowers shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code (or any comparable event under non-U.S. debtor relief laws), automatically and without further action by the Administrative Agent or any Lender), but in any event within 10 Business Days after the Borrowers have received written notice of, or have agreed in writing that there was, a Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period. If a Borrower becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Margin Adjustment, Sustainability Fee Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Percentages for the Revolving Loans incurred by DEI and the Facility Fee for Commitments under the DEI Sublimit for any period, then, upon receipt by the Administrative Agent of notice from the Borrowers of such Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Margin Adjustment, Sustainability Fee Adjustment or the KPI Metrics, as applicable), commencing on the Business Day following receipt by the Administrative Agent of such notice, the Applicable Percentages for the Revolving Loans incurred by DEI and the Facility Fee for Commitments under the DEI Sublimit shall be adjusted to reflect the corrected calculations of the Sustainability Margin Adjustment, Sustainability Fee Adjustment or the KPI Metrics, as applicable.

(e) It is understood and agreed that any Pricing Certificate Inaccuracy shall not constitute a Default or Event of Default; provided, that, the Borrowers comply with the terms of this Section 1.7 with respect to such Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code (or any comparable event under non-U.S. debtor relief laws), (a) any additional amounts required to be paid pursuant the immediate preceding paragraph shall not be due and payable until the date that is 10 Business Days after a written demand is made for such payment by the Administrative Agent in accordance with such paragraph, (b) any nonpayment of such additional amounts prior to or upon such demand for payment by Administrative Agent shall not constitute a Default (whether retroactively or otherwise) and (c) none of such additional amounts shall be deemed overdue prior to the date that is 10 Business Days after such a demand or shall accrue interest at the rate provided in Section 3.1(b) prior to the date that is 10 Business Days after such a demand.

(f) Each party hereto hereby agrees that neither the Administrative Agent nor the Co-Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by any Borrower of any Sustainability Margin Adjustment or Sustainability Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate (and the Administrative Agent and the Co-Sustainability Structuring Agent may rely conclusively on any such certificate, without further inquiry).

(g) As soon as available and in any event within 120 days following the end of each calendar year (commencing with the calendar year ending December 31, 2021), a Pricing Certificate for the most recently-ended calendar year may be provided by DEI as set forth in this Section 1.7; provided, that, for any calendar year the Borrowers may elect not to deliver a Pricing Certificate, such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate by the end of such 120-day period shall result in the Sustainability Margin Adjustment and Sustainability Fee Adjustment being applied as set forth in Section 1.7(c).

(h) In the event Borrowers or any of their Subsidiaries acquire or divest a business, facility or Subsidiary with Capacity in excess of 100MW, the Renewable Energy Generation Capacity Percentage Target and the Renewable Energy Generation Capacity Percentage Threshold shall be adjusted to account for such acquisition or divestiture such that the Renewable Energy Generation Capacity Percentage Target and the Renewable Energy Generation Capacity Percentage Threshold remain neutral to such acquisition or disposition in a manner and methodology that are the same as those used in determining the original Renewable Energy Generation Capacity Percentage Target and the Renewable Energy Generation Capacity Percentage Threshold. The Borrowers shall deliver to the Administrative Agent and the Lenders a certificate that (i) calculates in reasonable detail such adjusted Renewable Energy Generation Capacity Percentage Target and Renewable Energy Generation Capacity Percentage Threshold and (ii) restates Exhibit 1.7-1 with such adjusted amounts, and, if Lenders constituting Required Lenders have not objected to such adjusted Renewable Energy Generation Capacity Percentage Target and Renewable Energy Generation Capacity Percentage Threshold within 5 Business Days of such delivery, then Exhibit 1.7-1 shall be deemed amended to reflect such adjusted Renewable Energy Generation Capacity Percentage Target and Renewable Energy Generation Capacity Percentage Threshold.

SECTION 2. LOANS

2.1 Revolving Loan Commitment.

(a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans to each Borrower in Dollars, at any time and from time to time, during the Commitment Period (each a “Revolving Loan” and collectively the “Revolving Loans”); provided that (i) the Utilized Revolving Commitments of (A) DEI shall not exceed the DEI Sublimit, (B) VaPower shall not exceed the VaPower Sublimit, (C) Questar Gas shall not exceed the Questar Gas Sublimit, (D) DESC shall not exceed the DESC Sublimit and (E) the Borrowers on any day shall not exceed the Revolving Loan Commitment and (ii) with respect to each individual Lender, the Lender’s pro rata share of the sum of outstanding Revolving Loans plus the L/C Obligations then outstanding on any day shall not exceed such Lender’s Commitment Percentage of the Revolving Loan Commitment. Revolving Loans made to any Borrower shall be the several obligations of such Borrower. Subject to the terms and conditions of this Credit Agreement, each Borrower may borrow, repay and reborrow the amount of the Revolving Loan Commitment made to it.

(b) [Reserved].

2.2 Method of Borrowing for Revolving Loans.

(a) Base Rate Loans. By no later than 11:00 a.m. (or, subject to Section 2.3, 12:00 p.m.) on the date of a Borrower’s request for funding of the borrowing (or for the conversion of Term SOFR Revolving Loans to Base Rate Loans), such Borrower shall submit a Notice of Borrowing to the Administrative Agent setting forth (i) the amount requested, (ii) the desire to have such Revolving Loans accrue interest at the Base Rate and (iii) except in the case of conversions of Term SOFR Revolving Loans to Base Rate Loans, complying in all respects with Section 6.2 hereof.

(b) Term SOFR Revolving Loans. By no later than 11:00 a.m. three Business Days prior to the date of a Borrower’s request for funding of the borrowing (or for the conversion of Base Rate Loans to Term SOFR Revolving Loans or the continuation of existing Term SOFR Loans), such Borrower shall submit a Notice of Borrowing to the Administrative Agent setting forth (i) the amount requested, (ii) the desire to have such Revolving Loans accrue interest at the Adjusted Term SOFR Rate, (iii) the Interest Period applicable thereto, and (iv) except in the case of conversions of Base Rate Loans to Term SOFR Revolving Loans or the continuation of existing Term SOFR Loans, complying in all respects with Section 6.2 hereof.

(c) Continuation and Conversion. Each Borrower shall have the option, on any Business Day, to continue existing Term SOFR Revolving Loans made to it for a subsequent Interest Period, to convert Base Rate Loans made to it into Term SOFR Revolving Loans or to convert Term SOFR Revolving Loans made to it into Base Rate Loans. By no later than 11:00 a.m. (a) on the date of the requested conversion of a Term SOFR Revolving Loan to a Base Rate Loan or (b) three Business Days prior to the date for a requested continuation of a Term SOFR Revolving Loan or conversion of a Base Rate Loan to a Term SOFR Revolving Loan, the relevant Borrower shall provide telephonic notice to the Administrative Agent, followed promptly by a written Notice of Continuation/Conversion, setting forth (i) whether the relevant Borrower wishes to continue or convert such Loans and (ii) if the request is to continue a Term SOFR Revolving Loan or convert a Base Rate Loan to a Term SOFR Revolving Loan, the Interest Period applicable thereto. Notwithstanding anything herein to the contrary, (i) except as provided in Section 4.1 hereof, Term SOFR Revolving Loans may be converted to Base Rate Loans only on the last day of an Interest Period applicable thereto; (ii) Term SOFR Revolving Loans may be continued and Base Rate Loans may be converted to Term SOFR Revolving Loans only if no Default or Event of Default with respect to the relevant Borrower is in existence on the date of such extension or conversion; (iii) any continuation or conversion must comply with Sections 2.2(a) or 2.2(b) hereof, as applicable; and (iv) failure by such Borrower to properly continue Term SOFR Revolving Loans at the end of an Interest Period shall be deemed a conversion to Base Rate Loans.

2.3 Funding of Revolving Loans.

Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender will make its pro rata share of the Revolving Loans available to the Administrative Agent by 1:00 p.m. (if the Notice of Borrowing was received not later than 11:00 a.m. on the date of the Borrower’s request) or by 2:00 p.m. (if the Notice of Borrowing was received not later than 12:00 p.m. on the date of the Borrower’s request) on the date specified in the Notice of Borrowing by deposit (in Dollars) of immediately available funds at the offices of the Administrative Agent at its principal office in New York, New York, or at such other address as the Administrative Agent may designate in writing. All Revolving Loans shall be made by the Lenders pro rata on the basis of each Lender’s Commitment Percentage.

No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. The Administrative Agent will make the proceeds of such Revolving Loans available to the relevant Borrower promptly after it receives funds from the Lenders as described in the preceding paragraph. Unless the Administrative Agent shall have been notified by any Lender prior to the time of any such Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion without any obligation to do so) make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the relevant Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (a) the applicable rate for such Loan pursuant to the Notice of Borrowing, if recovered from such Borrower, and (b) the Federal Funds Rate, if recovered from a Lender.

2.4 Minimum Amounts of Revolving Loans.

Each request for Revolving Loans shall be, in the case of Term SOFR Revolving Loans, in an aggregate principal amount that is not less than the lesser of $10,000,000 or the remaining amount available to be borrowed and, in the case of Base Rate Loans, in an aggregate principal amount that is not less than the lesser of $5,000,000 or the remaining amount available to be borrowed. Any Revolving Loan requested shall be in an integral multiple of $1,000,000 unless the request is for all of the remaining amount available to be borrowed.

2.5 Reductions of Revolving Loan Commitment.

Upon at least three Business Days’ notice, Dominion Energy, on its own behalf and/or acting on the request of any other Borrower, shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Loan Commitment available to it and/or such other Borrower at any time or from time to time; provided that (a) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 and in integral multiples of $1,000,000 above such amount, (b) no reduction shall be made which would reduce the Revolving Loan Commitment to an amount less than the Utilized Revolving Commitment and (c) each such reduction shall have the effect of reducing each Borrower’s Sublimit in a pro rata amount. Any reduction in (or termination of) the Revolving Loan Commitment shall be permanent and may not be reinstated (except as may be otherwise provided pursuant to Section 2.6).

2.6 Revolving Loan Commitment Increase.

(a) The Borrowers shall have the right to increase the Revolving Loan Commitments pursuant to this Section 2.6 subject to the restrictions of subsection 2.6(d) below (any such increase, a “Commitment Increase”) provided that (i) no Default or Event of Default has occurred and is continuing on the date of the Commitment Increase or shall result from the proposed Commitment Increase and (ii) the representations and warranties contained in Section 7 and in the other Credit Documents shall be true and correct in all material respects on and as of the date of the Commitment Increase as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date). In the event that the Borrowers wish to increase the aggregate Revolving Loan Commitment at any time, the Borrowers shall notify the Administrative Agent in writing of the amount (the “Offered Increase Amount”) of such proposed increase (such notice, a “Revolving Loan Commitment Increase Notice”); provided, that the aggregate amount of any such increase in the Revolving Loan Commitment shall be at least $25,000,000. Each Revolving Loan Commitment Increase Notice shall specify which Lenders and/or other banks, financial institutions or other entities the Borrowers desire to participate in such Commitment Increase. The Borrowers or, if requested by the Borrowers, the Administrative Agent, will notify such Lenders and/or other banks, financial institutions or other entities of such offer.

(b) Any additional bank, financial institution or other entity which the Borrowers select to offer participation in the Commitment Increase and which elects to become a party to this Credit Agreement and provide a commitment in an amount so offered and accepted by it pursuant to subsection 2.6(a) shall execute an Additional Lender Supplement (in substantially the form specified by the Administrative Agent, each an “Additional Lender Supplement”) with the Borrowers and the Administrative Agent, whereupon such bank, financial institution or other entity (herein called an “Additional Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Credit Agreement, and Schedule 1.1 shall be deemed to be amended to add the name and Commitment of such Additional Lender, provided that (i) the Commitment of any such new Additional Lender shall be in an amount not less than $25,000,000 and (ii) any Additional Lender shall be reasonably acceptable to the Administrative Agent and each Issuing Lender.

(c) Any existing Lender which accepts an offer to it by the Borrowers to increase its Commitment pursuant to Section 2.6 shall, in each case, execute a Commitment Increase Supplement (in substantially the form specified by the Administrative Agent, each a “Commitment Increase Supplement”) with the Borrowers and the Administrative Agent whereupon such Lender shall be bound by and entitled to the benefits of this Credit Agreement with respect to the full amount of its Commitment as so increased, and Schedule 1.1 shall be deemed to be amended to so increase the Commitment of such Lender.

(d) Notwithstanding anything to the contrary in this Section 2.6, it is understood and agreed that (i) in no event shall any further Commitment Increase or transaction effected pursuant to this Section 2.6 cause the aggregate Revolving Loan Commitment hereunder to exceed $7,500,000,000 absent a further amendment to this Credit Agreement, and (ii) no existing Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

(e) At the time the Borrowers submit a Revolving Loan Commitment Increase Notice, they shall advise the Lenders of the allocations of the applicable Commitment Increase to their respective Sublimits, which allocations would become effective to increase the applicable Sublimits upon the effectiveness of such Commitment Increase pursuant hereto.

2.7 Notes.

(a) Revolving Loan Notes. The Revolving Loans made by the Lenders to a Borrower shall be evidenced, upon request by any Lender, by a promissory note of such Borrower payable to each Lender in substantially the form of Exhibit 2.7(a) hereto (the “Revolving Loan Notes”) and in a principal amount equal to the amount of such Lender’s Commitment Percentage of the Revolving Loan Commitment as originally in effect.

(b) Recordation of Loan Information. The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to each Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of such Borrower to make a payment when due of any amount owing hereunder or under any Note in respect of the Loans to be evidenced by such Note, and each such recordation or endorsement shall be conclusive and binding absent manifest error.

2.8 Extension of Maturity Date.

(a) On any anniversary of the Closing Date prior to the Maturity Date, the Borrowers may request to extend the then-applicable Maturity Date (the “Existing Maturity Date”) for an additional one-year period (an “Extension Period”) to the date that is one year after the Existing Maturity Date (the “Requested Maturity Date”); provided that the Borrowers may extend the Maturity Date for a maximum two (2) such Extension Periods. The Borrowers may make such request in a notice given as herein provided and substantially in the form attached hereto as Exhibit 2.8(a) (the “Extension of Maturity Date Request”) to the Administrative Agent not less than 30 days and not more than 90 days prior to any anniversary of the Closing Date, so long as (i) each of the representations and warranties contained in Section 7 and in the other Credit Documents shall be true and correct in all material respects on and as of the date of such notice and as of the commencement date of the relevant Extension Period as if made on and as of each date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) no Default or Event of Default shall have occurred and be continuing on the date of such notice and as of the commencement date of the relevant Extension Period. Each Lender, acting in its sole discretion, shall, not later than a date 30 days after its receipt of any such notice from the Administrative Agent, notify the Borrowers and the Administrative Agent in writing of its election to extend or not to extend the Existing Maturity Date with respect to its Commitment. Any Lender which shall not timely notify the Borrowers and the Administrative Agent of its election to extend the Existing Maturity Date shall be deemed not to have elected to extend the Existing Maturity Date with respect to its Commitment (any Lender who timely notifies the Borrowers and the Administrative Agent of an election not to extend or fails to timely notify the Borrowers and the Administrative Agent of its election being referred to as a “Terminating Lender” and all such Lenders, collectively, the “Terminating Lenders”). The election of any Lender to agree to a requested extension shall not obligate any other Lender to agree to such requested extension.

(b) If and only if (i) one or more Lenders shall have agreed in writing during the 30 day period referred to in Section 2.8(a) to extend the Existing Maturity Date and (ii) the Borrowers shall have submitted to the Administrative Agent, on the commencement date of the relevant Extension Period, a certificate of the Borrowers, substantially in the form of Exhibit 2.8(b) (the “Extension of Maturity Date Certificate”), stating that (x) the representations and warranties made by each Borrower in or pursuant to the Credit Documents are true and correct in all material respects on and as of the date thereof (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and (y) no Default or Event of Default by each Borrower has occurred and is continuing, then (A) the Commitments of the Lenders other than Terminating Lenders (the “Continuing Lenders”, each a “Continuing Lender”) shall, subject to the other provisions of this Credit Agreement, be extended to the Requested Maturity Date specified in the Extension of Maturity Date Request from the Borrowers, and as to such Lenders the term “Maturity Date”, as used herein, shall on and after the date as of which the requested extension is effective mean such Requested Maturity Date, provided that if such date is not a Business Day, then such Requested Maturity Date shall be the next succeeding Business Day and (B) the Commitments and L/C Commitment share (if applicable) of the Terminating Lenders shall continue until the Existing Maturity Date and shall then terminate, and as to the Terminating Lenders, the term “Maturity Date”, as used herein, shall continue to mean the Existing Maturity Date. The Administrative Agent shall promptly notify (x) the Lenders of any Extension of Maturity Date Request, (y) the Lenders and the Borrowers of any extension of the Existing Maturity Date pursuant to this Section 2.8 and (z) the Borrowers and the Lenders of any Lender which becomes a Terminating Lender.

(c) In the event that the Maturity Date shall have been extended for the Continuing Lenders in accordance with paragraph 2.8(b) above and, in connection with such extension, there are Terminating Lenders, the Borrowers may, at their own expense and in their sole discretion and prior to the Existing Maturity Date, require any Terminating Lender to transfer and assign its interests, rights and obligations under this Credit Agreement in accordance with Section 4.5 to an Eligible Assignee that shall assume such assigned obligations and that shall agree that its Commitment will expire on the Maturity Date in effect for Continuing Lenders; provided, however, that the Borrowers shall have given written notice to the Administrative Agent in the case of an assignee that is not a Lender. Any such Eligible Assignee’s initial Maturity Date shall be the Maturity Date in effect for the Continuing Lenders at the time of such assignment. The Borrowers shall not be permitted to require a Lender to assign any part of its interests, rights and obligations under this Credit Agreement pursuant to this Section 2.8(c) unless the Borrowers have notified such Lender of their intention to require the assignment thereof at least ten days prior to the proposed assignment date. Any Eligible Assignee which becomes a Lender as a result of such an assignment made pursuant to this Section 2.8(c) shall be deemed to have consented to the applicable Extension of Maturity Date Request and, therefore, shall not be a Terminating Lender.

(d) Revolving Loans or L/C Obligations owing to any Terminating Lender on the Existing Maturity Date with respect to such Terminating Lender shall be repaid in full, with accrued interest and all other amounts then due and owing thereon, on the Existing Maturity Date with respect to such Terminating Lender.

2.9 Adjustment of Sublimits.

So long as no Event of Default exists with respect to any Borrower and the representations and warranties made by each Borrower in or pursuant to the Credit Documents (excluding clause (ii) of the second paragraph of Section 7.6 and excluding Section 7.9) are true and correct in all material respects on and as of the date of a Sublimit Adjustment Letter with the same effect as if made on such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date), upon five Business Days’ notice to the Administrative Agent pursuant to a Sublimit Adjustment Letter substantially in the form of Exhibit 2.9, the Borrowers may up to six times in a calendar year reallocate the amounts of their Sublimits between their respective Sublimits, provided that the Questar Gas Sublimit shall not at any time exceed $1,000,000,000 and the DESC Sublimit shall not at any time exceed $1,000,000,000.

SECTION 3. PAYMENTS

3.1 Interest.

(a) Interest Rate.

(i) All Base Rate Loans made to a Borrower shall accrue interest at the Base Rate with respect to such Borrower.

(ii) All Term SOFR Loans made to a Borrower shall accrue interest at the Adjusted Term SOFR Rate applicable to such Borrower.

(b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default under Section 10.1(a) with respect to any Borrower, the principal of and, to the extent permitted by law, interest on the Loans outstanding to such Borrower and any other amounts owing by such Borrower hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Loans outstanding to such Borrower that are Base Rate Loans plus 2% per annum).

(c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date.

3.2 Prepayments.

(a) Voluntary Prepayments. Each Borrower shall have the right to prepay Loans made to it in whole or in part from time to time without premium or penalty; provided, however, that (i) Term SOFR Loans may only be prepaid on three Business Days’ prior written notice to the Administrative Agent and any prepayment of Term SOFR Loans will be subject to Section 4.3 hereof and (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $10,000,000. Amounts prepaid hereunder shall be applied as such Borrower may elect; provided that if such Borrower fails to specify the application of a voluntary prepayment then such prepayment shall be applied in each case first to Base Rate Loans of such Borrower and then to Term SOFR Revolving Loans of such Borrower in direct order of Interest Period maturities.

(b) Mandatory Prepayments. If at any time the amount of the Utilized Revolving Commitment exceeds the Revolving Loan Commitment, one or more of the Borrowers shall immediately make a principal payment to the Administrative Agent in the manner and in an amount necessary to be in compliance with Section 2.1 hereof. Any payments made under this Section 3.2(b) shall be subject to Section 4.3 hereof and shall be applied first to Base Rate Loans of the relevant Borrower, then to Term SOFR Revolving Loans of the relevant Borrower in direct order of Interest Period maturities pro rata among all Lenders holding same.

3.3 Payment in Full at Maturity.

On the Maturity Date, the entire outstanding principal balance of all Loans, together with accrued but unpaid interest and all other sums owing under this Credit Agreement, shall be due and payable in full, unless accelerated sooner pursuant to Section 10 hereof.

3.4 Fees.

(a) Facility Fees.

(i) In consideration of the Revolving Loan Commitment being made available by the Lenders hereunder, DEI agrees to pay to the Administrative Agent (for itself and on behalf of VaPower, Questar Gas, and DESC), for the pro rata benefit of each Lender (except as otherwise provided in Section 12.9 with respect to a Defaulting Lender), a per annum fee equal to the Applicable Percentage for Facility Fees multiplied by the Revolving Loan Commitment (the “Facility Fees”).

(ii) The accrued Facility Fees shall be due and payable in arrears on each Fee Payment Date (as well as on any date that the Revolving Loan Commitment is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

(b) Administrative Fees. Dominion Energy agrees to pay to the Administrative Agent an annual fee as agreed to between the Borrowers and the Administrative Agent.

3.5 Place and Manner of Payments.

All payments of principal, interest, fees, expenses and other amounts to be made by each Borrower under this Credit Agreement shall be received not later than 2:00 p.m. on the date when due in Dollars and in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, by the Administrative Agent at its offices in New York, New York, except payments to be made directly to an Issuing Lender as provided herein. Each Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent, the Loans, fees or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent, shall distribute such payment to the Lenders in such manner as it reasonably determines in its sole discretion).

3.6 Pro Rata Treatment.

Except to the extent otherwise provided herein, all Revolving Loans, each payment or prepayment of principal of any Revolving Loan, each payment of interest on the Revolving Loans, each payment of Facility Fees and Letter of Credit Fees, each reduction of the Revolving Loan Commitment, and each conversion or continuation of any Revolving Loans, shall be allocated pro rata among the Lenders in accordance with the respective Commitment Percentages.

3.7 Computations of Interest and Fees.

(a) Except for Base Rate Loans computed using the Prime Rate, on which interest shall be computed on the basis of a 365 or 366 day year as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days.

(b) It is the intent of the Lenders and each Borrower to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrowers are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum non-usurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum non-usurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum non-usurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans of the relevant Borrower and not to the payment of interest, or refunded to the relevant Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans of the relevant Borrower. The right to demand payment of the Loans of any Borrower or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum non-usurious amount permitted by applicable law.

3.8 Sharing of Payments.

Each Lender agrees that, in the event that any Lender shall obtain payment in respect of any Revolving Loan or L/C Obligation owing to such Lender under this Credit Agreement through the exercise of a right of set-off, banker’s lien, counterclaim or otherwise (including, but not limited to, pursuant to the Bankruptcy Code) in excess of its pro rata share as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, in such amounts and with such other adjustments from time to time, as shall be equitable in order that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of set-off, banker’s lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. Each Borrower agrees that any Lender so purchasing such a participation in Loans made to such Borrower may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall accrue interest thereon, for each day from the date such amount is due until the day such amount is paid to the Administrative Agent or such other Lender, at a rate per annum equal to the Federal Funds Rate.

3.9 Evidence of Debt.

(a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to a Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender by or for the account of each Borrower from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

(b) The Administrative Agent shall maintain the Register for each Borrower pursuant to Section 12.3(c), and a subaccount for each Lender, in which Registers and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder in accordance with the documents submitted by a Borrower under Section 2.2, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrowers and each Lender’s share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

(c) The entries made in the accounts, Registers and subaccounts maintained pursuant to subsection (b) of this Section 3.9 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Registers or such subaccounts, as applicable, or any error therein, shall not in any manner affect the obligation of any Borrower to repay the Loans made by such Lender to such Borrower in accordance with the terms hereof.

3.10 Obligation to Return Erroneous Transmittal.

(a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 3.10 shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) Each Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower, except to the extent of any amounts paid by any Borrower to the Administrative Agent for the account of the Lenders.

(d) Each party’s obligations under this Section 3.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under any Credit Document.

SECTION 4. ADDITIONAL PROVISIONS REGARDING LOANS

4.1 Term SOFR Loan Provisions.

(a) Unavailability.

(i) If, prior to the commencement of any Interest Period for a Term SOFR Loan:

(A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate for such Interest Period; or

(B) the Administrative Agent is advised by the Required Lenders that the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Notice of Continuation/Conversion that requests the conversion of any Revolving Loan to, or continuation of any Revolving Loan as, a Term SOFR Loan shall be ineffective and such Loan shall remain or convert to a Base Rate Loan and (B) if any Notice of Borrowing requests a Term SOFR Loan, such Loan shall be made as a Base Rate Loan.

(ii) Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(iii) Notwithstanding anything to the contrary herein or in any other Credit Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Credit Document.

(iv) The Administrative Agent will promptly notify the Borrowers and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (vi) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.1, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 4.1.

(v) Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vi) Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(b) Change in Legality.

(i) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Term SOFR Loan or to give effect to its obligations as contemplated hereby with respect to any Term SOFR Loan, then, by written notice to the relevant Borrower and to the Administrative Agent, such Lender may:

(A) declare that Term SOFR Loans, and conversions to or continuations of Term SOFR Loans, will not thereafter be made by such Lender to such Borrower hereunder, whereupon any request by such Borrower for, or for conversion into or continuation of, Term SOFR Loans shall, as to such Lender only, be deemed a request for, or for conversion into or continuation of, Base Rate Loans, unless such declaration shall be subsequently withdrawn; and

(B) require that all outstanding Term SOFR Loans made by it to such Borrower be converted to Base Rate Loans in which event all such Term SOFR Loans shall be automatically converted to Base Rate Loans.

In the event any Lender shall exercise its rights under clause (A) or (B) above, all payments and prepayments of principal which would otherwise have been applied to repay the Term SOFR Loans that would have been made by such Lender to such Borrower or the converted Term SOFR Loans of such Lender to such Borrower shall instead be applied to repay the Base Rate Loans made by such Lender to such Borrower in lieu of, or resulting from the conversion of, such Term SOFR Loans.

(c) Increased Costs. If at any time a Lender or Issuing Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the making, continuing or converting, the commitment to make or the maintaining of any Term SOFR Loan or the issuance, the commitment to issue or the maintaining of any Letter of Credit or any participation therein, including subjecting any Lender to any taxes (other than Taxes, Other Taxes and the excluded taxes described in the definition of Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, because of any change since the date of this Credit Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or such order) including, without limitation, the imposition, modification or deemed applicability of any reserves, deposits, liquidity or similar requirements (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required to the extent included in the computation of the Adjusted Term SOFR Rate); then the relevant Borrower shall pay to such Lender or Issuing Lender promptly upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender or Issuing Lender may determine in its sole discretion) as may be required to compensate such Lender or Issuing Lender for such increased costs or reductions in amounts receivable hereunder.

Each determination and calculation made by a Lender or Issuing Lender under this Section 4.1 shall, absent manifest error, be binding and conclusive on the parties hereto.

Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.

4.2 Capital Adequacy.

If any Lender or Issuing Lender determines that the adoption or effectiveness, after the date hereof, of any applicable law, rule or regulation regarding capital adequacy or liquidity, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or Issuing Lender (or its parent corporation) with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s (or parent corporation’s) capital or assets as a consequence of its commitments or obligations hereunder to any Borrower to a level below that which such Lender or Issuing Lender (or its parent corporation) could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or Issuing Lender’s (or parent corporation’s) policies with respect to capital adequacy or liquidity), then, upon notice from such Lender or Issuing Lender, the relevant Borrower shall pay to such Lender or Issuing Lender such additional amount or amounts (but without duplication of any amounts payable under Section 4.1(c)) as will compensate such Lender or Issuing Lender (or its parent corporation) for such reduction. Each determination by any such Lender or Issuing Lender of amounts owing under this Section 4.2 shall, absent manifest error, be conclusive and binding on the parties hereto.

4.3 Compensation.

Each Borrower shall compensate each Lender, upon its written request, for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by the Lender to fund its Term SOFR Loans to such Borrower) which such Lender may sustain:

(a) if for any reason (other than a default by such Lender or the Administrative Agent) a borrowing of Term SOFR Loans by such Borrower does not occur on a date specified therefor in a Notice of Borrowing submitted by such Borrower;

(b) if any repayment, continuation or conversion of any Term SOFR Loan by such Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, including, without limitation, in connection with any demand, acceleration, mandatory prepayment, assignment or otherwise (including any demand under this Section 4); or

(c) if such Borrower fails to repay its Term SOFR Loans when required by the terms of this Credit Agreement.

Calculation of all amounts payable to a Lender under this Section 4.3 shall be made as though the Lender has actually funded its relevant Term SOFR Loan through the purchase of a Term SOFR Rate deposit bearing interest at the Adjusted Term SOFR Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Term SOFR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 4.3.

4.4 Taxes.

(a) Tax Liabilities. Any and all payments by a Borrower hereunder or under any of the Credit Documents shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes measured by net income and franchise taxes imposed on the Administrative Agent or any Lender by the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or transacting business or any political subdivision thereof, any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrower is located, in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in this Credit Agreement pursuant to a law in effect on the date on which (y) such Lender acquires such interest in this Credit Agreement (other than pursuant to an assignment request by a Borrower under Section 4.5 below) or (z) such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 4.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, and any withholding Taxes imposed under FATCA (all such non-excluded taxes, being hereinafter referred to as “Taxes”). If such Borrower shall be required by law to deduct any Taxes or Other Taxes (as defined in Section 4.4(b)) from or in respect of any sum payable hereunder to the Administrative Agent or any Lender, as applicable, as determined in good faith by the applicable Withholding Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.4) the Administrative Agent or such

Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law, and (iv) such Borrower shall deliver to the Administrative Agent or such Lender, as the case may be, evidence of such payment to the relevant Governmental Authority.

(b) Other Taxes. In addition, each Borrower agrees to pay, upon notice from a Lender and prior to the date when penalties attach thereto, all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction that arise from any payment made hereunder by such Borrower or from the execution, delivery or registration of, or otherwise from such Borrower’s participation with respect to, this Credit Agreement or any other Credit Document, including any interest, addition to tax or penalties applicable thereto (collectively, the “Other Taxes”) to the relevant Governmental Authority in accordance with applicable law.

(c) If (i) a Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority, (ii) a Borrower fails to comply with Section 4.4(a)(iii) above or (iii) any Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Lender, such Borrower shall indemnify the Administrative Agent or the Lenders, as the case may be, for such amounts and any incremental taxes, interest or penalties paid by the Administrative Agent or any Lender, as the case may be, solely as a result of any such failure, in the case of (i) and (ii), or any such direct imposition, in the case of (iii). Notwithstanding the foregoing, no amounts shall be payable by a Borrower pursuant to Section 4.4(a)(i) or this Section 4.4(c) to the extent that such Taxes or Other Taxes resulted solely from the applicable Lender’s failure to submit to the Borrowers and the Administrative Agent on or before the Closing Date (or, in the case of a Person that becomes a Lender after the Closing Date by assignment, promptly upon such assignment) the applicable forms described in Section 4.4(f).

(d) Without duplication of any amounts paid to the Administrative Agent pursuant to Section 11.7, each Lender shall indemnify the Administrative Agent for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(e) Refunds. If a Lender or the Administrative Agent (as the case may be) shall become aware that it is entitled to claim a refund (or a refund in the form of a credit) (each, a “Refund”) from a Governmental Authority (as a result of any error in the amount of Taxes or Other Taxes paid to such Governmental Authority or otherwise) of Taxes or Other Taxes which a Borrower has paid, or with respect to which a Borrower has paid additional amounts, pursuant to this Section 4.4, it shall promptly notify such Borrower of the availability of such Refund and shall, within 30 days after receipt of written notice by such Borrower, make a claim to such Governmental Authority for such Refund at such Borrower’s expense if, in the judgment of such Lender or the Administrative Agent (as the case may be), the making of such claim will not be otherwise materially disadvantageous to it; provided that nothing in this subsection (e) shall be construed to require any Lender or the Administrative Agent to institute any administrative proceeding (other than the filing of a claim for any such Refund) or judicial proceeding to obtain such Refund.

If a Lender or the Administrative Agent (as the case may be) receives a Refund from a Governmental Authority (as a result of any error in the amount of Taxes or Other Taxes paid to such Governmental Authority or otherwise) of any Taxes or Other Taxes which have been paid by a Borrower, or with respect to which a Borrower has paid additional amounts pursuant to this Section 4.4, it shall promptly pay to such Borrower the amount so received (but only to the extent of payments made, or additional amounts paid, by such Borrower under this Section 4.4 with respect to Taxes or Other Taxes giving rise to such Refund), net of all reasonable out-of-pocket expenses (including the net amount of taxes, if any, imposed on such Lender or the Administrative Agent with respect to such Refund) of such Lender or Administrative Agent, and without interest (other than interest paid by the relevant Governmental Authority with respect to such Refund); provided, however, that such Borrower, upon the request of Lender or the Administrative Agent, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such Refund to such Governmental Authority. Nothing contained in this Section 4.4(e) shall require any Lender or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

Notwithstanding anything to the contrary in this paragraph (e), in no event will the Administrative Agent or any Lender be required to pay any amount to any Borrower pursuant to this paragraph (e) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

(f) Tax Forms. (i) Each Lender (which, for purposes of this Section 4.4, shall include any Affiliate of a Lender that makes any Term SOFR Loan pursuant to the terms of this Credit Agreement) that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Administrative Agent on or before the Closing Date (or, in the case of a Person that becomes a Lender after the Closing Date by assignment, promptly upon such assignment), two duly completed and signed copies, as applicable, of (A) Form W-8BEN-E (or W-BEN if applicable), or any applicable successor form, of the United States Internal Revenue Service entitling such Lender to a complete exemption from withholding on all amounts to be received by such Lender pursuant to this Credit Agreement and/or the Notes, (B) Form W-8ECI or W-8IMY, or any applicable successor form, of the United States Internal Revenue Service relating to all amounts to be received by such Lender pursuant to this Credit Agreement and/or the Notes and (C) Form W-8BEN-E (or W-BEN if applicable) of the United States Internal Revenue Service entitling such Lender to receive a complete exemption from United States backup withholding tax. Each such Lender shall, from time to time after submitting any such form, submit to the Borrowers and the Administrative Agent such additional duly completed and signed copies of such forms (or such successor forms), along with any other documents or certifications as shall be adopted from time to time by the relevant United States taxing authorities, in each case as may be reasonably requested in writing by the Borrowers or the Administrative Agent and appropriate under then current United States laws or regulations.

(ii) Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Administrative Agent on or before the Closing Date (or, in the case of a Person that becomes a Lender after the Closing Date by assignment, promptly upon such assignment), two duly completed and signed copies of Form W-9, or any applicable successor form, of the United States Internal Revenue Service certifying that such Lender is exempt from United States federal withholding and backup withholding tax. Each such Lender shall, from time to time after submitting such form, submit to the Borrowers and the Administrative Agent such additional duly completed and signed copies of such forms (or such successor forms or other documents as shall be adopted from time to time by the relevant United States taxing authorities) as may be (1) reasonably requested in writing by the Borrowers or the Administrative Agent and (2) appropriate under then current United States laws or regulations.

(iii) If a payment made to a Lender under any Credit Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

4.5 Mitigation; Mandatory Assignment.

The Administrative Agent and each Lender shall use reasonable efforts to avoid or mitigate any increased cost or suspension of the availability of an interest rate under Sections 4.1 through 4.4 above to the greatest extent practicable (including transferring the Loans to another lending office or Affiliate of a Lender) unless, in the opinion of the Administrative Agent or such Lender, such efforts would be likely to have an adverse effect upon it. In the event a Lender makes a request to a Borrower for additional payments in accordance with, or exercises any of its rights under, Section 4.1, 4.2 or 4.4, then, provided that no Default or Event of Default with respect to such Borrower has occurred and is continuing at such time, such Borrower may, at its own expense (such expense to include any transfer fee payable to the Administrative Agent under Section 12.3(b) and any expense pursuant to Section 4 hereof) and in its sole discretion, require such Lender to transfer and assign in whole (but not in part), without recourse (in accordance with and subject to the terms and conditions of Section 12.3(b)), all of its interests, rights and obligations under this Credit Agreement to an Eligible Assignee which shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (a) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (b) the Borrowers or such Eligible Assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such assigning Lender and all other amounts owed to such assigning Lender hereunder, including amounts owed pursuant to Sections 4.1 through 4.4 hereof. Notwithstanding anything contained herein to the contrary, no Borrower shall be required to make any additional payments to a Lender pursuant to any of Sections 4.1 through 4.4 unless such Lender has notified such Borrower of such Lender’s claim for such payments within 180 days after the occurrence of the event giving rise to the same; provided that, if any change in law giving rise to such payment is retroactive, then such 180-day period shall be extended to include the period of retroactive effect thereof.

SECTION 5. LETTERS OF CREDIT

5.1 L/C Commitment. (a) As of the Closing Date, the existing letters of credit set forth on Schedule 5.1 (“Existing Letters of Credit”) shall be deemed Letters of Credit hereunder. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 5.4(a), agrees to issue new letters of credit (“Letters of Credit”) for the account of any Borrower requesting the same and for the benefit of such Borrower or any Subsidiary of such Borrower on any Business Day from the Closing Date until the date that is ten Business Days prior to the Maturity Date in such form as may be approved from time to time by such Issuing Lender; provided that such Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment (ii) the aggregate amount of the Utilized Revolving Commitments would be greater than the Revolving Loan Commitments or (iii) the Utilized Revolving Commitments of such Borrower would exceed such Borrower’s Sublimit. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $100,000 (unless otherwise agreed by the applicable Issuing Lender) and expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Maturity Date; provided, that, if one or more Letters of Credit shall at any time have an expiry date that is later than the Maturity Date, the relevant Borrower shall, not later than (i) five days preceding the Maturity Date, cash collateralize in accordance with Section 5.9, on terms and conditions satisfactory to the Administrative Agent and Issuing Lenders, an amount equal to the L/C Obligations with respect to such Letters of Credit, if the relevant Borrower’s Rating in effect is at least BBB- as published by S&P, is at least Baa3 as published by Moody’s and is at least BBB- as published by Fitch or (ii) fifteen days preceding the Maturity Date, cash collateralize in accordance with Section 5.9, on terms and conditions reasonably satisfactory to the Administrative Agent and Issuing Lenders, an amount equal to the L/C Obligations with respect to such Letters of Credit if the relevant Borrower’s Rating in effect is lower than BBB- as published by S&P, is lower than Baa3 as published by Moody’s or is lower than BBB- as published by Fitch; provided, further, that the obligations under this Section 5 in respect of such Letters of Credit of (i) the relevant Borrower shall survive the Maturity Date and shall remain in effect until no Letters of Credit for such Borrower remain outstanding and (ii) each Lender shall be reinstated, to the extent any such cash collateral, the application thereof or reimbursement in respect thereof is required to be returned to the relevant Borrower by an Issuing Lender after the Maturity Date. Amounts held in such cash collateral account shall be held and applied by the Administrative Agent in the manner and for the purposes set forth in Section 10.2(c).

(b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable requirement of law.

(c) Each Issuing Lender’s share of the aggregate L/C Commitment (so determined) shall not exceed the amount that such Issuing Lender has agreed shall be its “Maximum L/C Commitment”. Each Issuing Lender listed in Schedule 1.1 hereby agrees that its “Maximum L/C Commitment” shall be the amount set forth opposite the name of such Issuing Lender in the Schedule 1.1. The Maximum L/C Commitment of any Issuing Lender that agrees to change its Maximum L/C Commitment or that becomes an Issuing Lender after the date hereof pursuant to the definition of the “Issuing Lender” shall be the amount specified by the Borrowers and such Issuing Lender, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed). In no event shall any Issuing Lender be obligated to increase its Maximum L/C Commitment upon any Commitment Increase pursuant to Section 2.6. Concurrently with any reduction of the Revolving Loan Commitments pursuant to Section 2.5, the Maximum L/C Commitment of each Issuing Lender shall be automatically reduced pro rata.

5.2 Procedure for Issuance of Letter of Credit. Any Borrower may from time to time request that an Issuing Lender issue a Letter of Credit (or amend, renew, cancel or extend an outstanding Letter of Credit) by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue, amend, renew, cancel or extend the Letter of Credit as requested thereby (but in no event shall such Issuing Lender be required to issue, amend, renew, cancel or extend any Letter of Credit (a) earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto or (b) that would violate one or more of such Issuing Lender’s customary, generally applicable policies pertaining to the issuance of letters of credit) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the relevant Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit or amendment, renewal, cancellation or extension thereof to the relevant Borrower promptly following the issuance, amendment, renewal, cancellation or extension thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof), as well as notice of any amendments to, payments on or cancellations of such Letter of Credit, or any other change that would extend the expiry date of such Letter of Credit.

5.3 Fees and Other Charges. (a) Each Borrower will pay a fee (“Letter of Credit Fees”) on all outstanding Letters of Credit issued for its account at a per annum rate equal to the Applicable Percentage then in effect with respect to Term SOFR Loans, shared ratably among the Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, in accordance with the Fee Letter (or as separately agreed between the relevant Borrower and any Issuing Lender) the relevant Borrower shall pay to each Issuing Lender for its own account a fronting fee on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

(b) In addition to the foregoing fees, the relevant Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

5.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Commitment Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the relevant Borrower in accordance with the terms of this Credit Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Commitment Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

(b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 5.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 5.4(a) is not made available to an Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the Base Rate. A certificate of such Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 5.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the relevant Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by an Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

5.5 Reimbursement Obligation of the Borrowers. Each Borrower for whose account a Letter of Credit is issued agrees to reimburse the Issuing Lender no later than the Business Day immediately following the Business Day on which such Issuing Lender notifies such Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full (i) at the Base Rate until the Business Day next succeeding the date of the relevant notice and (ii) thereafter, at the rate set forth in Section 3.1(b).

5.6 Obligations Absolute. Each Borrower’s obligations under this Section 5 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Credit Agreement under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the relevant Borrower’s Reimbursement Obligations under Section 5.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. The Administrative Agent, the Lenders, the Issuing Lender and/or its Affiliates, their respective officers, directors, employees, representatives and agents shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender, except for errors or omissions found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. Each Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit issued for such Borrower’s account or the related drafts or documents shall be binding on such Borrower and shall not result in any liability of the Issuing Lender to such Borrower unless a court of competent jurisdiction determines that such action constitutes gross negligence or willful misconduct on the part of the Issuing Lender. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

5.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the relevant Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the relevant Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit, subject to Section 5.6.

5.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Credit Agreement, the provisions of this Credit Agreement shall control.

5.9 Cash collateral. For purposes of this Credit Agreement, providing “cash collateral” for, or to “cash collateralize” a Letter of Credit means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lenders and the L/C Participants, as collateral for the L/C Obligations, cash or deposit account balances in the currency in which the Letters of Credit are denominated and in an amount equal to the undrawn amount of such Letter of Credit and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers. Each Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Lender issuing a Letter of Credit for such Borrower’s account and each L/C Participant in such Letter of Credit, a security interest in all such cash, deposit accounts and all balances therein provided by such Borrower and all proceeds of the foregoing. All cash collateral shall be maintained in a blocked deposit account with the Administrative Agent.

SECTION 6. CONDITIONS PRECEDENT

6.1 Restatement Effective Date Conditions. The amendment and restatement of the Existing Credit Agreement shall become effective at such time (the “Restatement Effective Date”) when all of the conditions set forth in this Section 6.1 have been satisfied or waived by the Lenders, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent and each Lender and their respective successors and permitted assigns:

(a) Credit Agreement. Receipt by the Administrative Agent of duly executed copies of this Credit Agreement.

(b) Corporate Documents. Receipt by the Administrative Agent of the following:

(i) Charter Documents. Copies of the articles of incorporation, articles of organization or other charter documents of each Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of the relevant Borrower to be true and correct as of the Restatement Effective Date.

(ii) Bylaws and Operating Agreement. A copy of the bylaws or operating agreement, as applicable, of each Borrower certified by a secretary or assistant secretary of the relevant Borrower to be true and correct as of the Restatement Effective Date.

(iii) Resolutions. Copies of resolutions of the Board of Directors of each Borrower approving and adopting the Credit Documents, the transactions contemplated herein and therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the relevant Borrower to be true and correct and in force and effect as of the Restatement Effective Date.

(iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Borrower certified as of a recent date by the appropriate Governmental Authorities of its jurisdiction of incorporation.

(c) Closing Certificate. Receipt by the Administrative Agent of a certificate of each Borrower, dated the Restatement Effective Date, substantially in the form of Exhibit 6.1(c), executed by the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary of such Borrower, and attaching the documents referred to in subsection 6.1(b).

(d) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented.

(e) Opinion of Counsel. Receipt by the Administrative Agent of opinions, satisfactory in form and content to the Administrative Agent and the Lenders, addressed to the Administrative Agent and each of the Lenders and dated as of the Restatement Effective Date, from McGuireWoods LLP, legal counsel to the Borrowers, Stoel Rives LLP, Utah counsel to Questar Gas, and Burr & Forman LLP, South Carolina counsel to DESC.

(f) Consents. Receipt by the Administrative Agent of a written representation from each Borrower that (i) all governmental, shareholder and third party consents and approvals necessary or, in the reasonable opinion of the Administrative Agent, advisable in connection with the transactions contemplated hereby have been received and are in full force and effect and (ii) no condition or requirement of law exists which could reasonably be likely to restrain, prevent or impose any material adverse condition on the transactions contemplated hereby, and receipt by the Administrative Agent of copies of any required orders of the Virginia State Corporation Commission or any other state utilities commission approving the relevant Borrower’s execution, delivery and performance of this Credit Agreement and the borrowings hereunder.

(g) No Default; Representations and Warranties. As of the Restatement Effective Date (i) there shall exist no Default or Event of Default by any Borrower and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects.

(h) Material Adverse Effect. No event or condition shall have occurred since the latest date of the financial statements delivered pursuant to Section 8.1(a) of the Existing Credit Agreement prior to the Restatement Effective Date that has or would be likely to have a Material Adverse Effect on the Borrowers.

(i) Financial Statements. Receipt by the Administrative Agent and the Lenders of the audited financial statements of each Borrower and its Consolidated Affiliates for the fiscal year ended as of December 31, 2020 (it being agreed that each Borrower may make available such items on its corporate website, any Securities and Exchange Commission website or any such other publicly available website and will notify the Administrative Agent and Lenders of the availability on such website).

(j) KYC. To the extent reasonably requested at least ten Business Days prior to the Restatement Effective Date by the Administrative Agent or any Lender, the Administrative Agent shall have received, at least three Business Days prior to the Restatement Effective Date, all documentation and other information required by any Governmental Authority under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and, to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall have delivered to each Lender so requesting a Beneficial Ownership Certification in relation to such Borrower.

(k) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender.

6.2 Conditions to Loans and Letters of Credit.

In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make new Loans to any Borrower (including the initial Loans to be made hereunder) or to issue, renew or participate in any Letter of Credit unless:

(a) Request. Such Borrower shall have timely delivered a duly executed and completed Notice of Borrowing or Application, as applicable, in conformance with all the terms and conditions of this Credit Agreement.

(b) Representations and Warranties. The representations and warranties made by such Borrower in or pursuant to this Credit Agreement are true and correct in all material respects at and as if made as of the date of the funding of the Loans or issuance or renewal of any Letter of Credit or, if any such representation and warranty was made as of a specific date, such representation and warranty was true and correct in all material respects as of such date; provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects; provided, however, that the representations and warranties set forth in (x) clause (ii) of the second paragraph of Section 7.6 hereof and (y) Section 7.9 hereof need not be true and correct as a condition to the making of any Loans or the issuance, renewal or participations in any Letter of Credit made after the Closing Date.

(c) No Default. On the date of the funding of the Loans or issuance or renewal of any Letter of Credit, no Default or Event of Default with respect to such Borrower has occurred and is continuing or would be caused by making the Loans or issuing the Letter of Credit.

(d) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or issuance or renewal of the Letter of Credit, the Utilized Revolving Commitment shall not exceed the Revolving Loan Commitment.

The delivery of each Notice of Borrowing and Application shall constitute a representation and warranty by such Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.

SECTION 7. REPRESENTATIONS AND WARRANTIES

Each Borrower, severally and not jointly, hereby represents and warrants to each Lender that:

7.1 Organization and Good Standing.

Such Borrower and each Material Subsidiary of such Borrower (other than any such Material Subsidiary that is not a corporation) (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify would have a Material Adverse Effect on such Borrower and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted. Each Material Subsidiary of a Borrower that is not a corporation (a) is a limited liability company or other legal entity duly organized and validly existing under the laws of its jurisdiction of organization, (b) is registered or qualified as a limited liability company or other entity authorized to do business in every jurisdiction where the failure to be so registered or qualified would have a Material Adverse Effect on such Borrower and (c) has the requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

7.2 Due Authorization.

Such Borrower (a) has the requisite corporate or limited liability company, as applicable, power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate or limited liability company, as applicable, action, to execute, deliver and perform this Credit Agreement and the other Credit Documents.

7.3 No Conflicts.

Neither the execution and delivery of the Credit Documents and the consummation of the transactions contemplated therein, nor the performance of and compliance with the terms and provisions thereof by such Borrower will (a) violate or conflict with any provision of its articles of incorporation, articles of organization, bylaws or operating agreement, as applicable,

(b) violate, contravene or materially conflict with any law, regulation (including without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have a Material Adverse Effect on such Borrower or (d) result in or require the creation of any Lien upon or with respect to its properties.

7.4 Consents.

No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required to be obtained or made by such Borrower in connection with such Borrower’s execution, delivery or performance of this Credit Agreement or any of the other Credit Documents that has not been obtained or made, other than any filings with the Securities and Exchange Commission and other Governmental Authorities that may be required to be made after the date hereof.

7.5 Enforceable Obligations.

This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles.

7.6 Financial Condition.

The financial statements provided to the Lenders pursuant to Section 6.1(i) and pursuant to Section 8.1(a) and (b) present fairly the financial condition, results of operations and cash flows of such Borrower and its Consolidated Affiliates as of the dates stated therein.

In addition, (i) such financial statements were prepared in accordance with GAAP and (ii) since the latest date of such financial statements, there have occurred no changes or circumstances which have had or would be reasonably expected to have a Material Adverse Effect on such Borrower.

7.7 No Default.

Neither such Borrower nor any of its Material Subsidiaries is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect on such Borrower.

7.8 Indebtedness.

As of the Restatement Effective Date, the ratio of (i) Total Funded Debt to (ii) Capitalization (a) for DEI is less than or equal to 0.675 to 1.00 (on a consolidated basis) and (b) for each of the other Borrowers is less than or equal to 0.65 to 1.00 (each on a consolidated basis).

7.9 Litigation.

As of the Restatement Effective Date, except as disclosed in each Borrower’s Annual Report on Form 10-K for the year ended December 31, 2020, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of such Borrower, threatened against such Borrower or a Material Subsidiary of such Borrower in which there is a reasonable expectation of an adverse decision which would have or would reasonably be expected to have a Material Adverse Effect on such Borrower.

7.10 Taxes.

Such Borrower and each Material Subsidiary of such Borrower has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed by it and paid all material amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes which are not yet delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.

7.11 Compliance with Law.

Except as disclosed in each Borrower’s Annual Report on Form 10-K for the year ended December 31, 2020, such Borrower and each Material Subsidiary of such Borrower is in compliance with all laws, rules, regulations, orders and decrees applicable to it, or to its properties, unless such failure to comply would not have a Material Adverse Effect on such Borrower.

7.12 ERISA.

To the extent that it would have or would be reasonably expected to have a Material Adverse Effect on any Borrower, (a) no Reportable Event has occurred and is continuing with respect to any Plan of such Borrower; (b) no Plan of such Borrower has an accumulated funding deficiency determined under Section 412 of the Code; (c) no proceedings have been instituted, or, to the knowledge of such Borrower, planned to terminate any Plan of such Borrower; (d) neither such Borrower, nor any ERISA Affiliate including such Borrower, nor any duly-appointed administrator of a Plan of such Borrower has instituted or intends to institute proceedings to withdraw from any Multiemployer Pension Plan (as defined in Section 3(37) of ERISA); and (e) each Plan of such Borrower has been maintained and funded in all material respects in accordance with its terms and with the provisions of ERISA applicable thereto.

7.13 Government Regulation.

Such Borrower is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not controlled by such a company, nor is otherwise subject to regulation under the Investment Company Act.

7.14 Solvency.

Such Borrower is and, after the consummation of the transactions contemplated by this Credit Agreement and the other Credit Documents, will be Solvent.

7.15 Anti-Corruption Laws and Sanctions.

Such Borrower has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by such Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and the Sanctions, if any, applicable to such Persons. Such Borrower and its Subsidiaries, and to the knowledge of such Borrower, its and their respective directors, officers and employees, are in compliance in all material respects with Anti-Corruption Laws and the Sanctions, if any, applicable to such Persons. Neither such Borrower nor any of its Subsidiaries nor, to the knowledge of such Borrower, any of its or their respective directors, officers or employees, is a Sanctioned Person.

7.16 Affected Financial Institutions.

No Borrower is an Affected Financial Institution.

SECTION 8. AFFIRMATIVE COVENANTS

Each Borrower, severally but not jointly, hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans made to it, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments and all Letters of Credit hereunder shall have terminated:

8.1 Information Covenants.

Such Borrower will furnish, or cause to be furnished, to the Administrative Agent and each Lender:

(a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of such Borrower, its audited consolidated balance sheet and related audited consolidated statements of income and cash flow as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or another independent registered public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any respect.

(b) Quarterly Financial Statements. As soon as available, and in any event within 60 days after the close of each of the first three fiscal quarters of such Borrower, its unaudited consolidated balance sheet and the related statements of income and cash flows for the portion of the then-current fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods of the previous fiscal year, and accompanied by a certificate of the chief financial officer or treasurer of such Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of such Borrower and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

(c) Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 8.1(a) and 8.1(b) above, a certificate of a Responsible Officer of such Borrower, substantially in the form of Exhibit 8.1(c), (i) demonstrating compliance with the financial covenant contained in Section 8.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default by such Borrower exists, or if any such Default or Event of Default does exist, specifying the nature and extent thereof and what action such Borrower proposes to take with respect thereto.

(d) Reports. Promptly upon transmission or receipt thereof, copies of any publicly available filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all publicly available financial statements, proxy statements, notices and reports as Dominion Energy shall send to its shareholders.

(e) Notices. Upon such Borrower obtaining knowledge thereof, written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default by such Borrower, specifying the nature and existence thereof and what action such Borrower proposes to take with respect thereto and (ii) the occurrence of any of the following: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Borrower or a Material Subsidiary of such Borrower which, if adversely determined, is likely to have a Material Adverse Effect on such Borrower, (B) the institution of any proceedings against such Borrower or a Material Subsidiary of such Borrower with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, the violation of which would likely have a Material Adverse Effect on such Borrower or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Borrower or any of its ERISA Affiliates, or the termination of any Plan of such Borrower.

(f) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of such Borrower as the Administrative Agent or the Required Lenders may reasonably request, including information as may reasonably be requested from time to time for purposes of compliance with applicable laws (including without limitation the Patriot Act, the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, the Beneficial Ownership Regulation and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or Lender to comply therewith.

In lieu of furnishing the Lenders the items referred to in this Section 8.1, the Borrowers may make available such items on the Borrower’s corporate website, any Securities and Exchange Commission website (including, for the avoidance of doubt, a Form 10-K or Form 10-Q, as applicable, as required to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Exchange Act, with respect to Sections 8.1(a) or (b), as the case may be) or any such other publicly available website as notified to the Administrative Agent and the Lenders.

8.2 Preservation of Existence and Franchises.

Such Borrower will do (and will cause each of its Material Subsidiaries to do) all things necessary to preserve and keep in full force and effect its (i) existence (in the case of the Borrowers, in a United States jurisdiction) and (ii) to the extent material to the conduct of the business of the Borrowers or any of its Material Subsidiaries, its rights, franchises and authority; provided that nothing in this Section 8.2 shall prevent any transaction otherwise permitted under Section 9.2 or Section 9.3 or any change in the form of organization (by merger or otherwise) of any Material Subsidiary of any Borrower so long as such change shall not have an adverse effect on such Borrower’s ability to perform its obligations hereunder.

8.3 Books and Records.

Such Borrower will keep (and will cause each of its Material Subsidiaries to keep) complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

8.4 Compliance with Law.

Such Borrower will comply (and will cause each of its Material Subsidiaries to comply) with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would be reasonably expected to have a Material Adverse Effect on such Borrower.

8.5 Payment of Taxes.

Such Borrower will pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent; provided, however, that such Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP.

8.6 Insurance.

Such Borrower will at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance and casualty insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

8.7 Performance of Obligations.

Such Borrower will perform (and will cause each of its Material Subsidiaries to perform) in all material respects all of its obligations under the terms of all agreements that are material to the conduct of the business of the Borrowers or any of its Material Subsidiaries, including all such material indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound, if nonperformance would be reasonably expected to have a Material Adverse Effect on such Borrower.

8.8 ERISA.

Such Borrower and each of its ERISA Affiliates will (a) at all times make prompt payment of all contributions (i) required under all employee pension benefit plans (as defined in Section 3(2) of ERISA) (“Pension Plans”) and (ii) required to meet the minimum funding standard set forth in ERISA with respect to each of its Plans; (b) promptly upon request, furnish the Administrative Agent and the Lenders copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Pension Plans for each Plan Year (as defined in ERISA); (c) notify the Administrative Agent immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Administrative Agent, as to the reason therefor and the action, if any, proposed to be taken in respect thereof; and (d) furnish to the Administrative Agent, upon its request, such additional information concerning any of its Plans as may be reasonably requested. Such Borrower will not nor will it permit any of its ERISA Affiliates to (A) terminate a Plan if any such termination would have a Material Adverse Effect on such Borrower or (B) cause or permit to exist any Reportable Event under ERISA or other event or condition which presents a material risk of termination at the request of the PBGC if such termination would have a Material Adverse Effects.

8.9 Use of Proceeds.

The proceeds of the Loans made to each Borrower hereunder may be used solely (a) to provide credit support for such Borrower’s commercial paper, (b) for working capital of such Borrower and its Subsidiaries and (c) for other general corporate purposes.

None of the proceeds of the Loans made to such Borrower hereunder will be used for the purpose of purchasing or carrying any “margin stock” which violates Regulation U or Regulation X or for the purpose of reducing or retiring in violation of Regulation U or Regulation X any Indebtedness which was originally incurred to purchase or carry “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” in violation of Regulation U or Regulation X.

8.10 Audits/Inspections.

Upon reasonable notice, during normal business hours and in compliance with the reasonable security procedures of such Borrower (and subject to applicable confidentiality restrictions and limitations), such Borrower will permit representatives appointed by the Administrative Agent or the Required Lenders (or, upon a Default or Event of Default, any Lender), including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect such Borrower’s property, including its books and records, its accounts receivable and inventory, the Borrower’s facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Required Lenders (or, upon a Default or Event of Default, any Lender) or the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Borrower.

8.11 Total Funded Debt to Capitalization.

The ratio of (a) Total Funded Debt to (b) Capitalization shall be (i) for DEI less than or equal to 0.675 to 1.00 (on a consolidated basis) and (ii) for each of the other Borrowers less than or equal to 0.65 to 1.00 (each on a consolidated basis) as of the last day of any fiscal quarter of such Borrower.

8.12 Anti-Corruption Laws and Sanctions.

Such Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by such Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and the Sanctions, if any, applicable to such Persons.

SECTION 9. NEGATIVE COVENANTS

Each Borrower, severally but not jointly, hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments and all Letters of Credit hereunder shall have terminated:

9.1 Nature of Business.

Such Borrower will not alter the character of its business from that conducted as of the Restatement Effective Date and activities reasonably related thereto and similar and related businesses; provided, however, that such Borrower may transfer Non-Regulated Assets to one or more Wholly-Owned Subsidiaries of DEI to the extent permitted under Section 9.3.

9.2 Consolidation and Merger.

Such Borrower will not enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that notwithstanding the foregoing provisions of this Section 9.2, the following actions may be taken if, after giving effect thereto, no Default or Event of Default by such Borrower exists:

(a) a Subsidiary or Consolidated Affiliate of such Borrower may be merged or consolidated with or into any Borrower; provided that a Borrower shall be the continuing or surviving entity;

(b) such Borrower may merge or consolidate with any other Person if either (i) such Borrower shall be the continuing or surviving entity or (ii) such Borrower shall not be the continuing or surviving entity and the entity so continuing or surviving (A) is an entity organized and duly existing under the law of any state of the United States and (B) executes and delivers to the Administrative Agent and the Lenders an instrument in form satisfactory to the Required Lenders pursuant to which it expressly assumes the Loans of such Borrower and all of the other obligations of such Borrower under the Credit Documents and procures for the Administrative Agent and each Lender an opinion in form satisfactory to the Required Lenders and from counsel satisfactory to the Required Lenders in respect of the due authorization, execution, delivery and enforceability of such instrument and covering such other matters as the Required Lenders may reasonably request; and

(c) such Borrower may be merged or consolidated with or into any other Borrower.

9.3 Sale or Lease of Assets.

Such Borrower will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets whether now owned or hereafter acquired, it being understood and agreed that any Borrower (or any Material Subsidiary of a Borrower) may transfer Non-Regulated Assets to one or more Wholly-Owned Subsidiaries of Dominion Energy, provided that (i) each such Wholly-Owned Subsidiary remains at all times a Wholly-Owned Subsidiary of Dominion Energy and (ii) the Ratings of Dominion Energy and such Borrower will not be lowered to less than BBB by S&P, Baa2 by Moody’s or BBB by Fitch in connection with or as a result of such transfer.

9.4 Limitation on Liens.

In the case of VaPower, VaPower shall not, nor shall it permit any of its Material Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for (i) Liens permitted by the VaPower Indenture, (ii) Liens created in the ordinary course of business and (iii) Liens on any and all assets, revenues and related contracts, agreements and other documents associated with the development and operation of a new nuclear unit number three at its North Anna Power Station, in each case securing financing thereof, including any common and/or shared facilities, assets or agreements that will be utilized in connection therewith.

In the case of Dominion Energy, if Dominion Energy shall pledge as security for any indebtedness or obligations, or permit any Lien as security for Indebtedness or obligations upon, any capital stock owned by it on the date hereof or thereafter acquired, of any of its Material Subsidiaries, Dominion Energy will secure the outstanding Loans ratably with the indebtedness or obligations secured by such pledge, except for Liens incurred or otherwise arising in the ordinary course of business.

In the case of Questar Gas, Questar Gas shall not, nor shall it permit any of its Material Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for (i) Liens that do not secure Indebtedness for borrowed money or that is evidenced by bonds, debentures, notes or similar instruments and (ii) Liens created in the ordinary course of business.

In the case of DESC, DESC shall not, nor shall it permit any of its Material Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for (i) Liens permitted by the DESC Indenture, (ii) Liens that do not secure Indebtedness for borrowed money or that is evidenced by bonds, debentures, notes or similar instruments and (iii) Liens created in the ordinary course of business.

9.5 Fiscal Year.

Such Borrower will not change its fiscal year without prior notification to the Lenders.

9.6 Use of Proceeds.

Such Borrower will not request any Borrowing or any issuance of a Letter of Credit, and such Borrower shall not use, directly or, to the knowledge of the Borrower, indirectly, the proceeds of any Borrowing or any Letter of Credit in any manner, that violates Anti-Corruption Laws or the Sanctions, if any, applicable to such Borrower and its Subsidiaries.

SECTION 10. EVENTS OF DEFAULT

10.1 Events of Default.

An Event of Default with respect to a Borrower shall exist upon the occurrence and continuation of any of the following specified events with respect to such Borrower (each an “Event of Default”):

(a) Payment. Such Borrower shall:

(i) default in the payment when due of any principal of any of the Loans or Reimbursement Obligations, or shall fail to deliver to the Administrative Agent, when due, any cash collateral required to be provided in accordance with Section 5.1(a); or

(ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

(b) Representations. Any representation, warranty or statement made or deemed to be made by such Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made.

(c) Covenants. Such Borrower shall:

(i) default in the due performance or observance of any term, covenant or agreement contained in Sections 8.2, 8.9, 8.11, 9.1, 9.2, 9.3 or 9.5; or

(ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.1(a), (b) or (c), 9.4 or 9.6 and such default shall continue unremedied for a period of five Business Days after the earlier of a Responsible Officer of such Borrower becoming aware of such default or notice thereof given by the Administrative Agent; or

(iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i), or (c)(ii) of this Section 10.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer of such Borrower becoming aware of such default or notice thereof given by the Administrative Agent.

(d) Invalidity of Credit Documents. Any Credit Document shall fail to be in full force and effect in all material respects with respect to such Borrower or to give the Administrative Agent and/or the Lenders all material security interests, liens, rights, powers and privileges purported to be created thereby and relating to such Borrower.

(e) Bankruptcy, etc. The occurrence of any of the following with respect to such Borrower or a Material Subsidiary of such Borrower: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Borrower or a Material Subsidiary of such Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Borrower or a Material Subsidiary of such Borrower or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against such Borrower or a Material Subsidiary of such Borrower and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) such Borrower or a Material Subsidiary of such Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) such Borrower or a Material Subsidiary of such Borrower shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

(f) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness of such Borrower outstanding under this Credit Agreement) of such Borrower or a Material Subsidiary of such Borrower in a principal amount in excess of $100,000,000, (i) such Borrower or a Material Subsidiary of such Borrower shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance of any covenant or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition under (A) or (B) above is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or mandatory redemption, prior to the stated maturity thereof; or (iii) any such Indebtedness matures and is not paid at maturity.

(g) Judgments. One or more judgments, orders, or decrees shall be entered against such Borrower or a Material Subsidiary of such Borrower in an outstanding amount of $50,000,000 or more, in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage), and such judgments, orders or decrees shall continue unsatisfied, undischarged and unstayed for a period ending on the 30th day after such judgment, order or decree becomes final and unappealable.

(h) ERISA. (i) Such Borrower, or a Material Subsidiary of such Borrower or any ERISA Affiliate including such Borrower shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or (ii) notice of intent to terminate a Plan or Plans of such Borrower which in the aggregate have unfunded liabilities in excess of $50,000,000 (individually and collectively, a “Material Plan”) shall be filed under Title IV of ERISA by such Borrower or ERISA Affiliate including such Borrower, any plan administrator or any combination of the foregoing; or (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan of such Borrower; or (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan of such Borrower must be terminated; or (v) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more ERISA Affiliate including such Borrower to incur a current payment obligation in excess of $50,000,000 unless paid by such Borrower on the date such payment is due.

(i) Change of Control. The occurrence of any Change of Control with respect to such Borrower.

10.2 Acceleration; Remedies.

(a) Upon the occurrence of an Event of Default with respect to any Borrower, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the reasonable satisfaction of the Required Lenders, the Administrative Agent may with the consent of the Required Lenders, and shall, upon the request and direction of the Required Lenders, by written notice to such Borrower take any of the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against such Borrower, except as otherwise specifically provided for herein:

(i) Termination of Commitments. Declare the Commitments with respect to such Borrower (and, if such Borrower is VaPower, then also to Dominion Energy) terminated whereupon the Commitments with respect to such Borrower (and, if such Borrower is VaPower, then also to Dominion Energy) shall be immediately terminated.

(ii) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans made to such Borrower (and, if such Borrower is VaPower, then also to Dominion Energy) and any and all other indebtedness or obligations of any and every kind (including all amounts of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 5.5) owing by such Borrower (and, if such Borrower is VaPower, then also by Dominion Energy) to any of the Lenders or the Administrative Agent hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Borrower (and, if such Borrower is VaPower, then also by Dominion Energy).

(iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights of set-off, as against such Borrower.

(b) Notwithstanding the foregoing, if an Event of Default specified in Section 10.1(e) shall occur, then the Commitments with respect to such Borrower (and, if such Borrower is VaPower, then also to Dominion Energy) shall automatically terminate and all Loans made to such Borrower (and, if such Borrower is VaPower, then also to Dominion Energy), all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing by such Borrower (and, if such Borrower is VaPower, then also by Dominion Energy) to the Lenders and the Administrative Agent hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.

(c) With respect to any Letter of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section 10.2, the Borrower for whose account any such Letter of Credit was issued shall at such time cash collateralize in accordance with Section 5.9 an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of such Borrower hereunder and under the other Credit Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of such Borrower hereunder and under the other Credit Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to such Borrower (or such other Person as may be lawfully entitled thereto).

10.3 Allocation of Payments After Event of Default.

Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default with respect to any Borrower, all amounts collected from such Borrower or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable outside attorneys’ fees other than the fees of in-house counsel) of the Administrative Agent or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents against such Borrower and any protective advances made by the Administrative Agent or any of the Lenders, pro rata as set forth below;

SECOND, to payment of any fees owed to the Administrative Agent or any Lender by such Borrower, pro rata as set forth below;

THIRD, to the payment of all accrued interest payable to the Lenders by such Borrower hereunder, pro rata as set forth below;

FOURTH, to the payment of the outstanding principal amount of the Loans or Letters of Credit outstanding of such Borrower, pro rata as set forth below;

FIFTH, to all other obligations which shall have become due and payable of such Borrower under the Credit Documents and not repaid pursuant to clauses “FIRST” through “FOURTH” above; and

SIXTH, the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided above until exhausted prior to application to the next succeeding category and (b) each of the Lenders shall receive an amount equal to its pro rata share (based on each Lender’s Commitment Percentages) of amounts available to be applied.

SECTION 11. AGENCY PROVISIONS

11.1 Appointment.

Each Lender hereby designates and appoints JPMCB as administrative agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and no Borrower shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Borrower.

11.2 Delegation of Duties.

The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

11.3 Exculpatory Provisions.

Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person’s own gross negligence or willful misconduct), or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by a Borrower contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrowers to perform their respective obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by a Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of a Borrower to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of a Borrower. The Administrative Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders. None of the Lenders identified on the facing page or signature pages of this Credit Agreement as “Syndication Agents” or “Joint Bookrunners” shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than those applicable to all Lenders as such, nor shall they have or be deemed to have any fiduciary relationship with any Lender.

11.4 Reliance on Communications.

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to a Borrower, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 12.3(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders (or to the extent specifically provided in Section 12.6, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 12.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

11.5 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the relevant Borrower referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders (or, to the extent specifically provided in Section 12.6, all the Lenders).

11.6 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of a Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of a Borrower and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of a Borrower. Except for (i) delivery of the Credit Documents and (ii) notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of a Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

11.7 Indemnification.

Each Lender agrees to indemnify the Administrative Agent in its capacity as such and each Issuing Lender in its capacity as such (to the extent not reimbursed by a Borrower and without limiting the obligation of a Borrower to do so), ratably according to its Revolving Loan Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such or an Issuing Lender in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or an Issuing Lender under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or such Issuing Lender, as applicable. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder and under the other Credit Documents.

11.8 Administrative Agent in Its Individual Capacity.

The Administrative Agent and its Affiliates may make loans to, issue or participate in Letters of Credit for the account of, accept deposits from and generally engage in any kind of business with a Borrower as though the Administrative Agent were not Administrative Agent hereunder. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

11.9 Successor Administrative Agent.

The Administrative Agent may, at any time, resign upon 30 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent that is, except during the existence of a Default or Event of Default, reasonably satisfactory to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the notice of resignation, then the retiring Administrative Agent shall select a successor Administrative Agent provided such successor is reasonably satisfactory to the Borrowers and an Eligible Assignee (or if no Eligible Assignee shall have been so appointed by the retiring Administrative Agent and shall have accepted such appointment, then the Lenders shall perform all obligations of the retiring Administrative Agent until such time, if any, as a successor Administrative Agent shall have been so appointed and shall have accepted such appointment as provided for above). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 11.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

11.10 ERISA Matters

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, Letter of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), and the conditions for exemptive relief thereunder will be satisfied in connection with respect to, such Lender’s entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, Letter of Credit or the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to, and the conditions for exemptive relief under PTE 84-14 will be satisfied in connection with, such Lender’s entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments and this Credit Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender to the effect that such Lender’s entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments and this Credit Agreement will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates that:

(i) none of the Administrative Agent or the Joint Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Credit Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments and this Credit Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time (the “Fiduciary Rule”)) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments and this Credit Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, within the meaning of the Fiduciary Rule,

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments and this Credit Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, Letter of Credit or the Commitments and this Credit Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, the Joint Lead Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, Letter of Credit or the Commitments or this Credit Agreement.

(c) The Administrative Agent and the Joint Lead Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, Letter of Credit or the Commitments and this Credit Agreement, (ii) may recognize a gain if it extended the Loans, Letter of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, Letter of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 12. MISCELLANEOUS

12.1 Notices.

Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device), (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 12.1, or at such other address as such party may specify by written notice to the other parties hereto; provided, that, in the case of a notice or other communication given pursuant to clause (a) or (b) above, if such notice or other communication is not delivered or transmitted during the normal business hours of the recipient, such notice or communication shall be deemed to be effective on the next Business Day for the recipient.

Notices and other communications to any Lender hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or a Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

12.2 Right of Set-Off; Adjustments.

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default by a Borrower and the commencement of remedies described in Section 10.2, each Lender and each of its Affiliates is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of such Borrower against obligations and liabilities of such Borrower to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Each Borrower hereby agrees that any Person purchasing a participation in the Loans and Commitments to it hereunder pursuant to Section 12.3(e) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

Except to the extent that this Credit Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the obligations owing to it by a Borrower under this Credit Agreement, receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10.1(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the obligations owing to such other Lender by such Borrower under this Credit Agreement, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

12.3 Benefit of Agreement.

(a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that a Borrower may not assign and transfer any of its interests hereunder (except as permitted by Section 9.2) without prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 12.3.

(b) Assignments. Each Lender may assign all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that:

(i) each such assignment shall be to an Eligible Assignee;

(ii) each of (A) the Administrative Agent (other than in the case of an Eligible Assignee that is a Lender) and (B) the Issuing Lenders, shall have provided their written consent (not to be unreasonably withheld or delayed);

(iii) To the extent required in the definition of “Eligible Assignee,” DEI shall have provided its written consent (not to be unreasonably withheld or delayed) which consent shall not be required during the existence of a Default or Event of Default; provided, however, that DEI shall be deemed to have consented to any proposed assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof;

(iv) any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $5,000,000 in excess thereof;

(v) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Notes;

(vi) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment Agreement in substantially the form of Exhibit 12.3, together with a processing fee from the assignor of $4,000; and

(vii) without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective assignee that bears a relationship to any Borrower described in Section 108(e)(4) of the Code.

Upon execution, delivery, and acceptance of such Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 12.3(b), the assignor, the Administrative Agent and the relevant Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignee. If the assignee is not incorporated under the laws of the United States of America or a State thereof, it shall deliver to such Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 4.4.

By executing and delivering an assignment agreement in accordance with this Section 12.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of a Borrower or the performance or observance by such Borrower of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (C) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (D) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (F) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender; and (H) such assignee represents and warrants that it does not bear a relationship to any Borrower described in Section 108(e)(4) of the Code (provided that such representation shall not be required where the Administrative Agent has been made aware of such relationship existing between the assignee and the Borrowers and has given its consent to such assignment pursuant to Section 12.3(b)(vii)).

For avoidance of doubt, the parties to this Credit Agreement acknowledge that the provisions of this Section 12.3 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank or other central bank having jurisdiction over such Lender in accordance with applicable law.

(c) Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender from time to time by each Borrower (collectively, the “Registers”). The entries in the Registers shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the relevant Register as a Lender hereunder for all purposes of this Credit Agreement. The Registers shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Acceptance. Upon its receipt of an assignment agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit 12.3, (i) accept such assignment agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

(e) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender’s interests and obligations hereunder; provided that (i) such selling Lender shall remain a “Lender” for all purposes under this Credit Agreement (such selling Lender’s obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no Lender shall grant to any such participant rights to approve any amendment or waiver relating to the Credit Documents, except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating, or (B) postpone the date fixed for any payment of principal (including extension of the Maturity Date or the date of any mandatory prepayment), interest or fees in respect of any Loans in which the participant is participating, (iii) such selling Lender shall deliver notice to the Borrowers of any sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) and (iv) without the prior written consent of the Administration Agent, no participation shall be sold to a prospective participant that bears a relationship to any Borrower described in Section 108(e)(4) of the Code. In the case of any such participation and notwithstanding the foregoing, (i) the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant’s rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation in a manner consistent with this Section 12.3(e)), (ii) the Borrowers, the Administrative Agent and the other Lenders shall be entitled to deal solely with the Lender who has sold a participation with respect to all matters arising under this Credit Agreement, and (iii) all amounts payable by such Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Section 4 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrowers (solely for tax purposes), shall maintain a register for the recordation of the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Credit Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive and binding for all purposes, absent manifest error, and such Lender and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Credit Agreement.

(f) Payments. No Eligible Assignee, participant or other transferee of any Lender’s rights shall be entitled to receive any greater payment under Section 4 than such Lender would have been entitled to receive with respect to the rights transferred.

(g) Nonrestricted Assignments. Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank or other central bank having jurisdiction over such Lender as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank or such other central bank having jurisdiction over such Lender. No such assignment shall release the assigning Lender from its obligations hereunder.

(h) Information. Any Lender may furnish any information concerning a Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) who is notified of the confidential nature of the information and agrees to use its reasonable best efforts to keep confidential all non-public information from time to time supplied to it.

12.4 No Waiver; Remedies Cumulative.

No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between a Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on a Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

12.5 Payment of Expenses, Indemnity, Limitation of Liability, etc.

(a) Each Borrower agrees to pay all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent, the Joint Lead Arrangers and the Co-Sustainability Structuring Agent in connection with the negotiation, preparation, execution and delivery of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of outside legal counsel to the Administrative Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by such Borrower under this Credit Agreement, (ii) of the Administrative Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of outside counsel for the Administrative Agent and each of the Lenders) against such Borrower and (iii) each Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder.

(b) Each Borrower agrees to indemnify the Administrative Agent, the Joint Lead Arrangers, the Co-Sustainability Structuring Agent, each Issuing Lender and each Lender and its Affiliates, their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses (including intraparty claims), liabilities, claims, damages or reasonable expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Joint Lead Arrangers, the Co-Sustainability Structuring Agent, any Issuing Lender or any Lender or its Affiliates is a party thereto, or whether or not such investigation, litigation or other proceeding was initiated by any Borrower, its Affiliates or any other party, other than in the case of any investigation, litigation or other proceeding (i) initiated by any Borrower in connection with a material breach of obligations (as determined by a final, non-appealable judgment of a court of competent jurisdiction) by the Administrative Agent, the Joint Lead Arrangers, the Co-Sustainability Structuring Agent, any Issuing Lender or any Lender hereunder or (ii) solely between or among any such indemnitees (other than any thereof in this clause (ii) either (A) against the Administrative Agent, acting in such capacity, or (B) to the extent arising out of any act or omission of any Borrower)) related to the entering into of this Credit Agreement, any Credit Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, any Loans or Letter of Credit or the use of proceeds therefrom (including other extensions of credit or the refusal of the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the consummation of any other transactions contemplated in any Credit Document by such Borrower, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction).

(c) To the extent permitted by applicable law (i) each Borrower shall not assert, and each Borrower hereby waives, any claim against the Administrative Agent, any Joint Lead Arranger, any Co-Sustainability Structuring Agent, any Issuing Lender and any Lender and its Affiliates, their respective officers, directors, employees, representatives and agents of any of the foregoing (each such Person being called a “Lender-Related Person”) for any losses (including intraparty claims), liabilities, claims, damages or reasonable expenses arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than for direct, actual damages resulting from the gross-negligence or willful misconduct of such Lender-Related Persons in connection with the use of information or other materials so obtained as determined by a final, non-appealable judgment of a court of competent jurisdiction, and (ii) no party hereto shall assert, and each such party hereby waives, any losses (including intraparty claims), liabilities, claims, damages or reasonable expenses against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 12.5(c) shall relieve any Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 12.5(b), against any special, indirect, consequential or punitive damages asserted by a third party against the Administrative Agent, any Joint Lead Arranger, any Co-Sustainability Structuring Agent, any Issuing Lender and any Lender or their respective Affiliates, their respective officers, directors, employees, representatives and agents.

12.6 Amendments, Waivers and Consents.

Neither this Credit Agreement nor any other Credit Document (other than Letters of Credit as provided herein) nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and by the Borrower or Borrowers directly affected thereby; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

(a) extend the Maturity Date or the Commitment Period;

(b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

(c) reduce or forgive the principal amount of any Loan or Reimbursement Obligation;

(d) increase or extend the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

(e) release a Borrower from its obligations under the Credit Documents or consent to the transfer or assignment of such obligations;

(f) amend, modify or waive any provision of this Section or Section 3.6, 3.8, 10.1(a), 10.3, 11.7, 12.2, 12.3, 12.5 or 12.9(b);

(g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders or other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any provision hereof; or

(h) release all or substantially all of any cash collateral while any Letters of Credit or Reimbursement Obligations remain outstanding.

Notwithstanding the above, (i) any provision of any Letter of Credit or any L/C Obligation shall not be amended, modified or waived without the written consent of the affected Issuing Lender and (ii) the Maximum L/C Commitment of an Issuing Lender may be amended without the consent of the Required Lenders but only with the consent of such affected Issuing Lender.

Notwithstanding the above, no provisions of Section 11 may be amended or modified without the consent of the Administrative Agent, and no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Lenders without the prior written consent of the Administrative Agent or the Issuing Lenders, as the case may be.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein.

In the event any proposed amendment or waiver of the terms of this Credit Agreement or any other Credit Document requires the consent of all Lenders or of all Lenders directly affected thereby, and such proposed amendment or waiver is approved by Required Lenders, the Borrowers may, in their sole discretion, require any Lender that has failed to consent to such proposed amendment or waiver (the “Non-Consenting Lender”) to transfer and assign its interests, rights and obligations under this Credit Agreement in a manner consistent with the terms and conditions of Section 4.5 to an Eligible Assignee that shall assume such assigned obligations; provided, however, that the Borrowers shall have given written notice to the Administrative Agent in the case of an assignee that is not a Lender. The Borrowers shall not be permitted to require a Non-Consenting Lender to assign any part of its interests, rights and obligations under this Credit Agreement pursuant to this Section 12.6 unless the Borrowers have notified such Non-Consenting Lender of their intention to require the assignment thereof at least ten days prior to the proposed assignment date.

12.7 Counterparts; Telecopy; Electronic Delivery.

(a) This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts by facsimile or other electronic means (including by e-mail with a “pdf” copy thereof attached thereto) shall be effective as an original and shall constitute a representation that an original will be delivered.

(b) Delivery of an executed counterpart of a signature page of (x) this Credit Agreement, (y) any other Credit Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.1), certificate, request, statement, disclosure or authorization related to this Credit Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Credit Agreement, such other Credit Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Credit Agreement, any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Credit Agreement, any other Credit Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Credit Agreement, any other Credit Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Credit Agreement, any other Credit Document and/or any Ancillary Document based solely on the lack of paper original copies of this Credit Agreement, such other Credit Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

12.8 Headings.

The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

12.9 Defaulting Lenders.

Notwithstanding any provision of this Credit Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) no Facility Fees shall accrue on the unfunded portion of any Commitment of any Defaulting Lender pursuant to Section 3.4(a)(i).

(b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.6), provided that any waiver, amendment or modification requiring the consent of each affected Lender pursuant to Section 12.6(a)-(d) or any waiver, amendment or modification of this Section 12.9(b) shall require the consent of such Defaulting Lender if such Defaulting Lender would be directly adversely affected thereby.

(c) if any L/C Obligations exist at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such L/C Obligations shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages, but only to the extent (x) the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s LC Obligations does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) no Default or Event of Default has occurred and is continuing at the time such Lender becomes a Defaulting Lender and its L/C Obligation is reallocated;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, each Borrower for whom a Letter of Credit was issued shall within one Business Day following notice by the Administrative Agent (which notice shall be promptly delivered by the Administrative Agent upon the failure of the reallocation in clause (i) above to be fully effected) cash collateralize such Defaulting Lender’s L/C Obligation as to such Letter of Credit (after giving effect to any partial reallocation pursuant to clause (i) above), which cash collateral shall be deposited into a cash collateral account in the name of and under the control of the Administrative Agent, in accordance with the procedures set forth in Section 5.9 for so long as such L/C Obligation is outstanding;

(iii) if a Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Obligation pursuant to this Section 12.9(c), such Borrower shall not be required to pay any Letter of Credit Fees to such Defaulting Lender with respect to such Defaulting Lender’s L/C Obligation during the period such Defaulting Lender’s L/C Obligation are cash collateralized;

(iv) if the L/C Obligation of the non-Defaulting Lenders is reallocated pursuant to Section 12.9(c), then the fees payable to the Lenders pursuant to Section 5.3 shall be adjusted in accordance with such non-Defaulting Lenders’ Commitment Percentage; and

(v) if any Defaulting Lender’s L/C Obligation is neither cash collateralized nor reallocated pursuant to this Section 2.19(c), then, without prejudice to any rights or remedies of the Issuing Lenders or any Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such L/C Obligation) and Letter of Credit Fees payable with respect to such Defaulting Lender’s L/C Obligation shall be payable to the Administrative Agent as cash collateral until such L/C Obligation is cash collateralized and/or reallocated.

(d) so long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that 100% of the related exposure will be covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 12.9(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 12.9(c)(i) (and Defaulting Lenders shall not participate therein).

(e) except as otherwise provided in this Credit Agreement, any amount payable to or for the account of any Defaulting Lender in its capacity as a Lender hereunder (whether on account of principal, interest, fees or otherwise, and including any amounts payable to such Defaulting Lender) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, (A) be applied, at such time or times as may be determined by the Administrative Agent, (1) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (2) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lenders in respect of such Defaulting Lender’s participations in Letters of Credit, (3) third, to cash collateralize participation obligations of such Defaulting Lender in respect of outstanding Letters of Credit and (4) fourth, to the funding of such Defaulting Lender’s Commitment Percentage of any Loans in respect of which such Defaulting Lender shall have failed to fund such share as required hereunder, (B) to the extent not applied as aforesaid, be held, if so determined by the Administrative Agent, as cash collateral for funding obligations of such Defaulting Lender in respect of future Loans hereunder, (C) to the extent not applied or held as aforesaid, be applied, pro rata, to the payment of any amounts owing to any Borrower or any non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Borrower or any non-Defaulting Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations hereunder and (D) to the extent not applied or held as aforesaid, be distributed to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.

(f) The Borrowers may, in their sole discretion, require any Defaulting Lender to transfer and assign its interests, rights and obligations under this Credit Agreement in a manner consistent with the terms and conditions of Section 4.5 (but at the expense of such Defaulting Lender) to an Eligible Assignee that shall assume such assigned obligations; provided, however, that the Borrowers shall have given written notice to the Administrative Agent in the case of an assignee that is not a Lender. The Borrowers shall not be permitted to require a Defaulting Lender to assign any part of its interests, rights and obligations under this Credit Agreement pursuant to this Section 10.(f) unless the Borrowers have notified such Defaulting Lender of their intention to require the assignment thereof at least ten days prior to the proposed assignment date.

(g) In the event that the Administrative Agent, the Borrowers and the Issuing Lender agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Commitment Percentage.

12.10 Survival of Indemnification and Representations and Warranties.

All indemnities set forth herein, the agreements contained in Sections 4.1(c), 4.2, 4.3 and 4.4 and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, and the repayment of the Loans and other obligations and the termination of the Commitments hereunder.

12.11 GOVERNING LAW.

THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each Borrower irrevocably consents to the service of process out of any competent court in any action or proceeding brought in connection with this Credit Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address for notices pursuant to Section 12.1, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law.

12.12 WAIVER OF JURY TRIAL.

EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.13 Severability.

If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

12.14 Entirety.

This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

12.15 Binding Effect.

This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 6.1 have been satisfied or waived by the Lenders and this Credit Agreement shall have been executed by each of the Borrowers and the Administrative Agent, and the Administrative Agent shall have received copies (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent and each Lender and their respective successors and permitted assigns.

12.16 Submission to Jurisdiction.

Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement against any Borrower or its properties in the courts of any jurisdiction. Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement in any court referred to above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the Borrowers also hereby irrevocably and unconditionally waives any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

12.17 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Borrower pursuant to this Credit Agreement that is designated by such Borrower as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any of its Affiliates and other parties hereto, (b) subject to an agreement to comply with the provisions of this Section 12.17 (or terms substantially consistent with and no less restrictive than this Section 12.17), to (i) any actual or prospective Assignee or participant, (ii) credit insurance providers requiring access to such information in connection with credit insurance issued for the benefit of such Lender, and (iii) any contractual counterparties (or the professional advisors thereto) to any swap, derivative or securitization transaction relating directly to obligations of parties under this Credit Agreement, (c) to its employees, directors, agents, attorneys and accountants or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority or any self-regulatory organization claiming jurisdiction or oversight over the Administrative Agent or such Lender or any of their respective affiliates, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any requirement of law, (f) if required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Credit Document, (j) market data collectors, league table providers and similar service providers to the lending industry, such information to consist of deal terms and other information customarily provided by arrangers to league table providers or found in Gold Sheets and similar industry publications, and (k) with the written consent of any Borrower.

12.18 Designation of SPVs.

Notwithstanding anything to the contrary contained herein, any Lender, (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by such Granting Lender to the Administrative Agent and the Borrowers, the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to fund any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof, (iii) no SPV shall have any voting rights pursuant to Section 12.6 and (iv) with respect to notices, payments and other matters hereunder, the Borrowers, the Administrative Agent and the Lenders shall not be obligated to deal with an SPV, but may limit their communications and other dealings relevant to such SPV to the applicable Granting Lender. The funding of a Loan by an SPV hereunder shall utilize the Revolving Loan Commitment of the Granting Lender to the same extent that, and as if, such Loan were funded by such Granting Lender.

As to any Loans or portion thereof made by it, each SPV shall have all the rights that its applicable Granting Lender making such Loans or portion thereof would have had under this Credit Agreement; provided, however, that each SPV shall have granted to its Granting Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Credit Agreement (and any related documents) and to exercise on such SPV’s behalf, all of such SPV’s voting rights under this Credit Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Granting Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Granting Lender as agent for such SPV.

Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

In addition, notwithstanding anything to the contrary contained in this Credit Agreement, any SPV may (i) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Granting Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This Section 12.17 may not be amended without the written consent of any Granting Lender affected thereby.

12.19 USA Patriot Act. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act.

12.20 No Fiduciary Duty.

Each Borrower agrees that nothing in the Credit Documents will be deemed to create an advisory, fiduciary, agency relationship or other similar duty between any Credit Party and its Affiliates, on the one hand, and any Borrower, its stockholders or its affiliates on the other with respect to the transactions contemplated hereby (irrespective of whether any Credit Party or its Affiliates has advised, is currently advising or will advise any Borrower on other unrelated matters), or any other obligation by a Credit Party or its Affiliates to any Borrower its stockholders or its affiliates except the obligations expressly set forth in the Credit Documents. Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrowers, in connection with the transactions contemplated hereby or the process leading thereto. Each Credit Party and their respective Affiliates may have economic interests that conflict with those of the Borrowers, their stockholders, and/or their respective Affiliates.

12.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

12.22 Effect of Restatement. This Credit Agreement shall amend and restate the Existing Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation (and that it is their intention that there is no novation) of the Existing Credit Agreement and from and after the Closing Date, the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed and governed by this Credit Agreement. From and after the Closing Date, the obligations and Commitments under the Existing Credit Agreement shall continue as obligations and Commitments under this Credit Agreement until otherwise paid or terminated in accordance with the terms hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

DOMINION ENERGY, INC.

By:
Name:
Title:

VIRGINIA ELECTRIC AND POWER COMPANY

By:
Name:
Title:

QUESTAR GAS COMPANY

By:
Name:
Title:

DOMINION ENERGY SOUTH CAROLINA, INC.

By:
Name:
Title:

[FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as an Issuing Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

MIZUHO BANK, LTD., as an Issuing Lender

By:
Name:
Title:

MIZUHO BANK, LTD., as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as an Issuing Lender

By:
Name:
Title:

[FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as an Issuing Lender

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as a Lender

By:
Name:
Title:

WELLS FARGO BANK, N.A., as an Issuing Lender

By:
Name:
Title:

WELLS FARGO BANK, N.A., as a Lender

By:
Name:
Title:

[FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

MUFG BANK, LTD., as a Lender

By:
Name:
Title:

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as an Issuing Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

BARCLAYS BANK PLC, as a Lender

By:
Name:
Title:

BNP PARIBAS, as a Lender

By:
Name:
Title:

By:
Name:
Title:

CITIBANK, N.A., as a Lender

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH as a Lender

By:
Name:
Title:

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as an Issuing Lender

By:
Name:
Title:

[FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA, as a Lender

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:
Name:
Title:

MORGAN STANLEY BANK, N.A., as a Lender

By:
Name:
Title:

ROYAL BANK OF CANADA, as a Lender

By:
Name:
Title:

[FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:
Name:
Title:

TRUIST BANK, as a Lender

By:
Name:
Title:

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as an Issuing Lender

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

REGIONS BANK, as a Lender

By:
Name:
Title:

[FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

Schedule 1.1

COMMITMENTS

Lender	Commitment	Commitment Percentage (rounded to nearest 1/100%)	Maximum L/C Commitment
JPMorgan Chase Bank, N.A.	$290,000,000.00	4.83%	$50,000,000.00
Mizuho Bank, Ltd.	$290,000,000.00	4.83%	$50,000,000.00
Bank of America, N.A.	$290,000,000.00	4.83%	$50,000,000.00
The Bank of Nova Scotia	$290,000,000.00	4.83%	$50,000,000.00
Wells Fargo Bank, N.A.	$290,000,000.00	4.83%	$50,000,000.00
Barclays Bank PLC	$290,000,000.00	4.83%
BNP Paribas	$290,000,000.00	4.83%
Citibank, N.A.	$290,000,000.00	4.83%
Credit Suisse AG, New York Branch	$290,000,000.00	4.83%
Deutsche Bank AG New York Branch	$290,000,000.00	4.83%
Goldman Sachs Bank USA	$290,000,000.00	4.83%	$50,000,000.00
MUFG Bank, Ltd.	$290,000,000.00	4.83%
PNC Bank, National Association	$290,000,000.00	4.83%
Royal Bank of Canada	$290,000,000.00	4.83%
Sumitomo Mitsui Banking Corporation	$290,000,000.00	4.83%
The Toronto-Dominion Bank, New York Branch	$290,000,000.00	4.83%
Truist Bank	$290,000,000.00	4.83%
U.S. Bank National Association	$290,000,000.00	4.83%	$150,000,000.00
Morgan Stanley Bank, N.A.	$275,000,000.00	4.58%
Bank of Montreal, Chicago Branch	$98,000,000.00	1.63%
Canadian Imperial Bank of Commerce, New York Branch	$98,000,000.00	1.63%
Capital One, National Association	$98,000,000.00	1.63%
KeyBank National Association	$98,000,000.00	1.63%	$50,000,000.00
Regions Bank	$98,000,000.00	1.63%
Morgan Stanley Senior Funding, Inc.	$15,000,000.00	0.25%

TOTAL:	$6,000,000,000.00	100.00%	$500,000,000.00

Schedule 5.1

EXISTING LETTERS OF CREDIT

Borrower	Issuing Bank	Current Amount	Expiration Date	Beneficiary
DEI	KeyBank	$2,350,000.00	10/12/2021	Liberty Mutual
DEI	Keybank	$67,157.77	5/1/2022	Kern County
DEI	Keybank	$158,088.03	5/1/2022	Kern County
DEI	USBank	$2,188,305.00	8/30/2021	Pacific Gas and Electric Co.
DEI	USBank	$4,110,783.00	6/30/2021	Pacific Gas and Electric Co.
DEI	USBank	$4,702,168.00	10/31/2021	Southern California Edison Company
DEI	USBank	$302,423.00	7/31/2021	Southern California Edison Company
DEI	USBank	$2,350,000.00	10/31/2021	Southern California Public Authority
DEI	USBank	$509,405.00	3/13/2022	RE Columbia LLC
DEI	USBank	$4,844,635.00	12/14/2021	Pacific Gas and Electric Co.
DEI	USBank	$235,575.00	12/14/2021	Southern California Edison Company
DEI	USBank	$5,235,192.00	12/31/2021	Pacific Gas and Electric Co.
DEI	USBank	$466,593.01	3/1/2022	Southern California Edison Company
DEI	USBank	$4,269,082.00	12/15/2021	Pacific Gas and Electric Co.
DEI	USBank	$6,457,000.00	7/1/2021	Southern California Edison Company
DEI	USBank	$418,968.00	1/6/2022	Kern County
DEI	USBank	$165,015.00	1/6/2022	Kern County
DEI	USBank	$15,000,000.00	6/14/2021	ISO New England Inc
DEI	USBank	$2,796,113.61	12/31/2021	San Diego Gas and Electric Company
DEI	USBank	$26,500.00	12/31/2021	Kern County
DEI	USBank	$534,847.59	6/30/2021	Dept of Fish and Wildlife
DEI	USBank	$353,100.00	10/29/2021	Maricopa Sun, LLC
DEI	USBank	$4,936,685.00	12/31/2021	Imperial Irrigation District
DEI	USBank	$500,000.00	12/31/2021	Old Dominion Electric Cooperative
DEI	USBank	$5,147,663.00	12/31/2021	Duke Energy Progress, LLC
DEI	USBank	$1,000,000.00	12/31/2021	Old Dominion Electric Cooperative
DEI	USBank	$4,094,261.00	12/31/2021	Pacific Gas and Electric Co.
DEI	Wells Fargo	$3,750,000.00	10/12/2021	South Carolina Workers’ Compensation Commission
DEI	USBank	$10,383,595.00	5/13/2022	GREENSVILLE COUNTY, VA 1781 GREENSVILLE COUNTY CIRCLE EMPORIA, VA 23847
DESC	USBank	$100,000.00	7/3/2021	Southern Company Services
DESC	Wells Fargo	$100,000.00	12/31/2021	Georgia Self Insurers Guaranty Trust Fund
DESC	USBank	$250,000.00	9/1/2021	U.S. Army Corps of Engineers, Charleston District 69-A Hagood Avenue Charleston SC 29403 Attn: David Wilson
VEPCO	JPMorgan	$10,000.00	12/31/2021	Town of Gordonsville
VEPCO	JPMorgan	$300,000.00	12/31/2021	Town of Gordonsville
VEPCO	USBank	$257,784.00	12/31/2021	County of York, Virginia
VEPCO	USBank	$5,000,000.00	8/16/2021	PJM Settlement, Inc.
VEPCO	USBank	$119,447.35	4/24/2022	Board of County Supervisors of Prince William County
VEPCO	USBank	$1,500,000.00	6/30/2021	Amazon Energy LLC (Fort Powhatan PPA)
VEPCO	USBank	$1,200,000.00	3/20/2022	AMAZON.COM SERVICES
VEPCO	USBank	$247,027.55	4/15/2022	Board of County Supervisors of Prince William County
VEPCO	USBank	$2,911,243.50	6/3/2022	Board of County Supervisors of Prince William County
		$99,348,657.41

Schedule 12.1

NOTICES

Borrowers

Dominion Energy, Inc.	Virginia Electric and Power Company
120 Tredegar Street	120 Tredegar Street
Richmond, Virginia 23219	Richmond, Virginia 23219
Attn: Prabir Purohit	Attn: Prabir Purohit
Telephone:	Telephone:
Fax:	Fax:

Questar Gas Company	Dominion Energy South Carolina, Inc.
120 Tredegar Street	120 Tredegar Street
Richmond, Virginia 23219	Richmond, Virginia 23219
Attn: Prabir Purohit	Attn: Prabir Purohit
Telephone:	Telephone:
Fax:	Fax:

with a copy to:

Dominion Energy Services, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Attn: Richard C. Wetzel, III.

Telephone:

Email:

Administrative Agent

JPMorgan Chase Bank, NA

500 Stanton Christiana Road NCC5

Floor 1

Newark, DE 19713

Attn: Greg Rostick

Telephone:

Email:

with a copy to:

JPMorgan Chase Bank, NA

8181 Communications Pkwy

Plano, TX 75024

Attn: Nancy Barwig

Telephone:

Email:

Exhibit 1.7-1

SUSTAINABILITY TABLE1

KPI Metrics	Baseline	Annual Sustainability Targets and Thresholds
	2019	CY2021	CY2022	CY2023	CY2024	CY2025
Renewable Energy Generation Capacity Percentage							Renewable Energy Percentage Target
Renewable Energy Percentage Threshold
Percentage of New-Hire Women & Minorities Diversity							Percentage of New-Hire Women & Minorities Diversity Target
Percentage of New-Hire Women & Minorities Diversity Threshold

[1]

As restated pursuant to that certain Certificate of Adjusted Renewable Energy Generation Capacity Percentage Target and Threshold delivered by Dominion Energy, Inc. pursuant to Section 1.7(h) of this Credit Agreement to effect adjustments based on the divestitures by certain Borrower Affiliate of 954 MW of solar facilities representing 547 MW of owned solar capacity occurring on December 1, 2021.

Exhibit 1.7-2

FORM OF PRICING CERTIFICATE

Pursuant to Section 1.7 of the Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dominion Energy, Inc., a Virginia corporation, Virginia Electric and Power Company, a Virginia corporation, Questar Gas Company, a Utah corporation, and Dominion Energy South Carolina, a South Carolina corporation (each of the above, individually, a “Borrower”, and collectively, the “Borrowers”), the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto, the undersigned hereby delivers this Pricing Certificate. Capitalized terms used but not defined in this Pricing Certificate or in the KPI Metrics Certificate attached hereto as Exhibit A (the “KPI Metrics Certificate”) shall have the meanings ascribed to such terms in the Credit Agreement.

The undersigned hereby certifies that:

1. The Applicable Percentages currently applicable to Revolving Loans incurred by DEI and the calculation of Facility Fees for Commitments under the DEI Sublimit, before giving effect any Sustainability Margin Adjustment or Sustainability Fee Adjustment, are as follows:

Pricing Level	Rating of Borrower	Applicable Percentage for Term SOFR Loans	Applicable Percentage for Base Rate Loans	Applicable Percentage for Facility Fees
[ __ ]	[ __ ]	[ __ ]%	[ __ ]%	[ __ ]%

2. The Sustainability Margin Adjustment and the Sustainability Fee Adjustment, as derived from the KPI Metrics set forth in detail in the KPI Metrics Certificate, to be effective on the next Sustainability Pricing Adjustment Date following the date of this Pricing Certificate are as follows:

Sustainability Margin Adjustment:	[ __	]%
Sustainability Fee Adjustment:	[ __	]%

3. After giving effect to the Sustainability Margin Adjustment and the Sustainability Fee Adjustment, the Applicable Percentages applicable to Revolving Loans incurred by DEI and the calculation of Facility Fees for Commitments under the DEI Sublimit to be effective on the next Sustainability Pricing Adjustment Date following the date of this Pricing Certificate are as follows:

Pricing Level	Rating of Borrower	Applicable Percentage for Term SOFR Loans	Applicable Percentage for Base Rate Loans	Applicable Percentage for Facility Fees
[ __ ]	[ __ ]	[ __ ]%	[ __ ]%	[ __ ]%

4. The KPI Metrics Certificate attached hereto sets forth the KPI Metrics for the calendar year most recently ended. The undersigned is not aware of any Pricing Certificate Inaccuracy or other material modification that should be made to the attached computations in order for them to be presented in all material respects in conformity with the applicable standards for such computations required by the Credit Agreement.

[remainder of page left blank intentionally]

DOMINION ENERGY, INC.

By:

Name:

Title:

Signature Page to Pricing Certificate

EXHIBIT A

KPI METRICS CERTIFICATE

For calendar year ended December 31, 202[_] (the “Calendar Year”)

RENEWABLE ENERGY CAPACITY PERCENTAGE
Renewable Energy Generation Capacity for the Calendar Year	[ __	]
DIVIDED BY
Net Generation Capacity for the Calendar Year	[ __	]
Renewable Energy Generation Capacity Percentage	[ __	]%

PERCENTAGE OF NEW-HIRE WOMAN & MINORITIES DIVERSITY
Total number of employees of the Borrowers and their respective subsidiaries who self-identify as woman or minorities that began their employment at a Borrower or any Subsidiary of a Borrower during the Calendar Year	[ __	]
DIVIDED BY
Total number of employees of the Borrowers and their respective subsidiaries that bean their employment at a Borrower or any Subsidiary of a Borrower during the Calendar Year	[ __	]
Percentage of New-Hire Women & Minorities Diversity[2]	[ __	]%

[2]

The calculation of Percentage of New-Hire Women & Minorities Diversity excludes any employee of a Borrower or any Subsidiary of a Borrower who became an employee of a Borrower or any Subsidiary of a Borrower pursuant to a merger into or acquisition by a Borrower or any Subsidiary of a Borrower during the Calendar Year.

Exhibit 2.2(a)

FORM OF NOTICE OF BORROWING

Pursuant to subsection 6.2(a) of the Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Dominion Energy, Inc., a Virginia corporation, Virginia Electric and Power Company, a Virginia corporation, Questar Gas Company, a Utah corporation, and Dominion Energy South Carolina, Inc., a South Carolina corporation (each of the above, individually, a “Borrower”, collectively, the “Borrowers”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto, the undersigned hereby delivers this Notice of Borrowing.

[Insert name of relevant Borrower] hereby requests that a [Term SOFR Revolving/ Base Rate] Loan be made in the aggregate principal amount of _____________ on _________ __, 20__ [with an Interest Period of ___ [days] [months]].

The undersigned hereby certifies as follows:

(a) The representations and warranties made by [insert name of relevant Borrower] in or pursuant to the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and [insert name of relevant Borrower] hereby certifies that the proceeds of this Loan will be used to provide credit support for such Borrower’s commercial paper, for working capital of such Borrower and its Subsidiaries, and/or for other general corporate purposes; [; provided that the representations and warranties set forth in (x) clause (ii) of the second paragraph of Section 7.6 of the Credit Agreement and (y) Section 7.9 of the Credit Agreement need not be true and correct as a condition to any borrowing utilized by [insert name of relevant Borrower]]3; and

(b) No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the Loans and other extensions of credit requested to be made on such date.

Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

[Insert name of relevant Borrower] agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from [insert name of relevant Borrower], each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such borrowings as if then made.

[3]	Include with any Notice of Borrowing delivered after the Closing Date.

Please transfer by wire the proceeds of the borrowing as directed by [insert name of relevant Borrower] on the attached Schedule 1.

[Insert name of relevant Borrower] has caused this Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by its [Treasurer] this ___ day of ________, 20__.

[Insert name of relevant Borrower]

By:
Name:
Title:

Exhibit 2.2(c)

FORM OF NOTICE OF CONVERSION/CONTINUATION

Pursuant to subsection 2.2(c) of the Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dominion Energy, Inc., a Virginia corporation, Virginia Electric and Power Company, a Virginia corporation, Questar Gas Company, a Utah corporation, and Dominion Energy South Carolina, Inc., a South Carolina corporation (each of the above, individually, a “Borrower”, and, collectively, the “Borrowers”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto, this represents [insert name of relevant Borrower]’s request to convert or continue Revolving Loans as follows:

1	Date of conversion/continuation: __________________

2.	Amount of Revolving Loans being converted/continued: $________________

3.	Type of Revolving Loans being converted/continued:

☐	a. Term SOFR Revolving Loans

☐	b. Base Rate Loans

4.	Nature of conversion/continuation:

☐	a. Conversion of Base Rate Loans to Term SOFR Revolving Loans

☐	b. Conversion of Term SOFR Revolving Loans to Base Rate Loans

☐	c. Continuation of Term SOFR Revolving Loans as such

5.	Interest Periods:

If Revolving Loans are being continued as or converted to Term SOFR Revolving Loans, the duration of the new Interest Period that commences on the conversion/ continuation date: ________________ days/month(s)

In the case of a conversion to or continuation of Term SOFR Revolving Loans, the undersigned officer, to the best of his or her knowledge, on behalf of [insert name of relevant Borrower], certifies that no Default or Event of Default has occurred and is continuing under the Credit Agreement.

Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

DATED:	[insert name of relevant Borrower]

By:
Name: Title:

Exhibit 2.7(a)

FORM OF REVOLVING LOAN NOTE

Not to Exceed $________ (as set forth below)	New York, New York

______ __, ____

FOR VALUE RECEIVED, each of Dominion Energy, Inc., a Virginia corporation, Virginia Electric and Power Company, a Virginia corporation, Questar Gas Company, a Utah corporation, and Dominion Energy South Carolina, Inc., a South Carolina corporation (collectively, the “Borrowers” and each, individually, a “Borrower”), hereby unconditionally promises, severally and not jointly, to pay on the Maturity Date to the order of ________(the “Lender”) at the office of JPMorgan Chase Bank, N.A. located at 383 Madison Avenue, New York, New York, 10179, in lawful money of the United States of America and in immediately available funds, the least of (a) __________ DOLLARS ($_____), (b) the Sublimit of the applicable Borrower and (c) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the applicable Borrower pursuant to subsection 2.1 of the Credit Agreement referred to below. Each of the Borrowers further agrees to pay interest in like money at such office on the unpaid principal amount of its Revolving Loans from time to time outstanding at the rates per annum and on the dates specified in subsection 3.1 of the Credit Agreement, until paid in full (both before and after judgment to the extent permitted by law). The holder of this Revolving Loan Note is hereby authorized to endorse the date, amount, type, interest rate and duration of each Revolving Loan made or converted by the Lender to each Borrower, the date and amount of each repayment of principal thereof, and, in the case of Term SOFR Revolving Loans, the Interest Period with respect thereto, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that failure by any holder to make any such recordation on such schedules or continuation thereof shall not in any manner affect any of the obligations of any Borrower to make payments of principal and interest in accordance with the terms of this Revolving Loan Note and the Credit Agreement.

This Revolving Loan Note is one of the Revolving Loan Notes referred to in the Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Upon the occurrence of any one or more Events of Default with respect to any Borrower, all amounts owed by such Borrower and then remaining unpaid on this Revolving Loan Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

This Revolving Loan Note shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

DOMINION ENERGY, INC.

By:
Name:
Title:

VIRGINIA ELECTRIC AND POWER COMPANY

By:
Name:
Title:

QUESTAR GAS COMPANY

By:
Name:
Title:

DOMINION ENERGY SOUTH CAROLINA, INC.

By:
Name:
Title:

Schedule I to

Revolving

Loan Note

BASE RATE LOANS AND CONVERSIONS AND

REPAYMENTS OF PRINCIPAL

Date	Amount of Base Rate Loans	Amount of Base Rate Loans Converted into Term SOFR Revolving Loans	Amount of Term SOFR Revolving Loans Converted into Base Rate Loans	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made by

Schedule II to

Revolving

Loan Note

TERM SOFR REVOLVING LOANS AND CONVERSIONS

AND REPAYMENTS OF PRINCIPAL

Date	Amount of Term SOFR Revolving Loans	Interest Period	Amount of Base Rates Loans Converted into Term SOFR Revolving Loans	Amount of Term SOFR Revolving Loans Converted into Base Rate Loans	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made by

Exhibit 2.8(a)

FORM OF EXTENSION OF MATURITY DATE REQUEST

[Date]

JPMorgan Chase Bank, N.A., as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention:

Ladies and Gentlemen:

Reference is made to the Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the undersigned, the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd., Bank of America, N.A., The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Syndication Agents. Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned hereby represent and warrant that (i) on the date hereof no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties made by each Borrower in or pursuant to the Credit Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date).

This is an Extension of Maturity Date Request pursuant to Section 2.8(a) of the Credit Agreement requesting an extension of the Maturity Date to [INSERT REQUESTED MATURITY DATE]. Please transmit a copy of this Extension of Maturity Date Request to each of the Lenders.

DOMINION ENERGY, INC.	VIRGINIA ELECTRIC AND POWER COMPANY

By:	By:
Title:	Title:

QUESTAR GAS COMPANY

By:
Title:

DOMINION ENERGY SOUTH CAROLINA, INC.

By:
Title:

Exhibit 2.8(b)

FORM OF EXTENSION OF MATURITY DATE CERTIFICATE

[Date]

JPMorgan Chase Bank, N.A., as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention:

Ladies and Gentlemen:

Reference is made to the Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the undersigned, the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd., Bank of America, N.A., The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Syndication Agents. Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned hereby represent and warrant that (i) on the date hereof no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties made by each Borrower in or pursuant to the Credit Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date)

This is an Extension of Maturity Date Certificate required to be furnished pursuant to Section 2.8(b) of the Credit Agreement in connection with the extension of the Maturity Date to [INSERT REQUESTED MATURITY DATE].

DOMINION ENERGY, INC.	VIRGINIA ELECTRIC AND POWER COMPANY

By:	By:
Title:	Title:

QUESTAR GAS COMPANY

By:
Title:

DOMINION ENERGY SOUTH CAROLINA, INC.

By:
Title:

Exhibit 2.9

FORM OF SUBLIMIT ADJUSTMENT LETTER

[Date]

JPMorgan Chase Bank, N.A., as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention:

Ladies and Gentlemen:

Reference is made to the Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the undersigned, the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd., Bank of America, N.A., The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Syndication Agents. Terms defined in the Credit Agreement are used herein as therein defined.

Pursuant to Section 2.9 of the Credit Agreement the undersigned hereby request that their respective Sublimits be reallocated as follows:

Dominion Energy, Inc. agrees that as of ____________ ___, 20___, the DEI Sublimit shall be $_________________; and

Virginia Electric and Power Company agrees that as of ____________ ___, 20___, the VaPower Sublimit shall be $_________________.

Questar Gas Company agrees that as of ____________ ___, 20___, the Questar Gas Sublimit shall be $_________________.

Dominion Energy South Carolina, Inc. agrees that as of ____________ ___, 20___, the DESC Sublimit shall be $_________________.

The undersigned hereby represent and warrant that (i) on the date hereof no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties made by each Borrower in or pursuant to the Credit Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date); provided that the representations and warranties set forth in (x) clause (ii) of the second paragraph of Section 7.6 of the Credit Agreement and (y) Section 7.9 of the Credit Agreement need not be true and correct as a condition to any reallocation of the Sublimits.

DOMINION ENERGY, INC.	VIRGINIA ELECTRIC AND POWER COMPANY

By:	By:
Title:	Title:

QUESTAR GAS COMPANY

By:
Title:

DOMINION ENERGY SOUTH CAROLINA, INC.

By:
Title:

Exhibit 6.1(c)

FORM OF CLOSING CERTIFICATE

[_________________, 2021]

Pursuant to Section 6.1(c) of the Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dominion Energy, Inc., Virginia Electric and Power Company, Questar Gas Company, Dominion Energy South Carolina, Inc., the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto, the undersigned [Assistant Treasurer] of the [insert name of relevant Borrower] (the “Borrower”) (solely in his or her capacity as such and not personally) hereby certifies as follows:

1. The representations and warranties made by the Borrower in or pursuant to the Credit Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on such date;

2. The conditions precedent set forth in subsection 6.1 of the Credit Agreement have been satisfied;

3. On the date hereof, no Default or Event of Default has occurred;

4. ___________________ is the duly elected and qualified [Assistant] Secretary of the Borrower and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature;

and the undersigned [Assistant] Secretary of the Borrower hereby certifies as follows:

5. The Borrower is a [corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia][limited liability company duly organized and validly existing under the laws of the Commonwealth of Virginia][corporation, validly existing and in good standing under the laws of the State of Utah][corporation, validly existing and in good standing under the laws of the State of South Carolina];

6. Attached hereto as Exhibit A is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of the Credit Agreement and (ii) the borrowings contemplated thereunder; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only [corporate proceedings][limited liability company proceedings] of the Borrower now in force relating to or affecting the matters referred to therein; attached hereto as Exhibit B is a true and complete copy of the [By-Laws][Operating Agreement] of the Borrower as in effect on the date hereof; and attached hereto as Exhibit C is a true and complete copy of the [Articles of Incorporation][Articles of Organization] of the Borrower as in effect on the date hereof; and attached hereto as Exhibit D is a certified copy of the Borrower’s good standing certificate or its equivalent.

7. All governmental, shareholder and third party consents (including Securities and Exchange Commission clearance) and approvals necessary or desirable in connection with the transactions contemplated by the Credit Agreement have been received and are in full force and effect, and no condition or requirement of law exists which could reasonably be likely to restrain, prevent or impose any material adverse condition on the transactions contemplated by the Credit Agreement, and attached hereto as Exhibit E are copies of any required orders of the Virginia State Corporation Commission or any other state utilities commission approving the Borrower’s execution, delivery and performance of the Credit Agreement and the borrowings thereunder.

8. The following persons are now duly elected and qualified officers of the Borrower, holding the offices indicated next to their respective names below, and such officers hold such offices with the Borrower on the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is an authorized signatory of the Borrower and is duly authorized to execute and deliver on behalf of the Borrower, any and all notes, notices, documents, statements and papers under and relating to the Credit Agreement, and otherwise to act as an authorized signatory of the Borrower under the Credit Documents and all other documents to be executed in connection therewith for all purposes:

Name	Office	Signature

[remainder of the page left blank intentionally]

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date first above written.

By:		By:
	Name: Title: [Assistant Treasurer]		Name: Title: [Assistant Secretary]

Date

Exhibit 8.1(c)

FORM OF OFFICER’S CERTIFICATE

________________ ______, 20___

This certificate is provided pursuant to Section 8.1(c) of the Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dominion Energy, Inc., Virginia Electric and Power Company, Questar Gas Company, Dominion Energy South Carolina, Inc., the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned officer of [insert name of relevant Borrower] (the “Borrower”) (solely in his or her capacity as such and not personally) hereby certifies that [he/she] is the [Chief Financial Officer][Treasurer] of the Borrower, and that as such [he/she] is authorized to execute this certificate required to be furnished pursuant to subsection 8.1(c) of the Credit Agreement, and further certifies that:

(a)	Attached hereto is a copy of the financial statements of the Borrower required to be delivered pursuant to Section 8.1(a) or 8.1(b) of the Credit Agreement.

(b)

The financial statements attached hereto are complete and correct in all material respects and were prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein.

(c)	The undersigned has no knowledge of any Default or Event of Default.

(d)	The Borrower has complied with the financial covenants set forth in Section 8.11 of the Credit Agreement, as supported by the following calculation (all amounts are as of [insert date]):

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first above written.

By:
Name:
Title:

Exhibit 12.3

FORM OF ASSIGNMENT AGREEMENT

Reference is made to the Fifth Amended and Restated Revolving Credit Agreement, dated as of June 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dominion Energy, Inc., Virginia Electric and Power Company, Questar Gas Company, Dominion Energy South Carolina, Inc., the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Assignment Agreement, between the Assignor (as set forth on Schedule 1 hereto and made a part hereof) and the Assignee (as set forth on Schedule 1 hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule 1 hereto and made a part hereof, the “Effective Date”).

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, a [___]% interest (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement respecting those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1; provided, however, it is expressly understood and agreed that (i) the Assignor is not assigning to the Assignee and the Assignor shall retain (A) all of the Assignor’s rights under subsection 4.3 of the Credit Agreement with respect to any cost, reduction or payment incurred or made prior to the Effective Date, including, without limitation, the rights to indemnification and to reimbursement for taxes, costs and expenses and (B) any and all amounts paid to the Assignor prior to the Effective Date and (ii) both Assignor and Assignee shall be entitled to the benefits of subsection 12.5 of the Credit Agreement.

2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, any of their subsidiaries or any other obligor or the performance or observance by the Borrowers, any of their subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the Revolving Loan Note held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Revolving Loan Note for a new Revolving Loan Note payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new Revolving Loan Note payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other person which has become a Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 4.4(d) of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty and (vi) represents and warrants that it does not bear a relationship to any Borrower described in Section 108(e)(4) of the Code (provided that such representation shall not be required where the Administrative Agent has been made aware of such relationship existing between the assignee and the Borrowers and has given its consent to such assignment pursuant to Section 12.3(b)(vii) of the Credit Agreement).

4. Following the execution of this Assignment Agreement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to subsection 12.3(b) of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of acceptance and recording by the Administrative Agent of the executed Assignment Agreement).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1 to Assignment Agreement

Name of Assignor: Name of Assignee: Effective Date of Assignment:

Revolving Loans	Principal Amount Assigned	Commitment Percentage Assigned (to at least fifteen decimals) (shown as a percentage of aggregate principal amount of all Lenders)

[Name of Assignee]
By:
Name: Title:

[Name of Assignor]

By:
Name: Title:

Accepted and Consented to:	Accepted and Consented to:

JPMORGAN CHASE BANK, N.A., as Administrative Agent	[__________] as Issuing Lender

By:	By:
Name: Title:	Name: Title:

Accepted and Consented to:

[___________] as Issuing Lender

By:
Name: Title:

Consented To: DOMINION ENERGY, INC., as Borrower

By:
Name: Title:

VIRGINIA ELECTRIC AND POWER COMPANY, as Borrower

By:
Name: Title:

QUESTAR GAS COMPANY, as Borrower

By:
Name: Title:

DOMINION ENERGY SOUTH CAROLINA, INC., as Borrower

By:
Name: Title:

By: